Exhibit 10.1

EXECUTION VERSION
Dated 15 April 2014

AMENDMENT AND RESTATEMENT AGREEMENT

in respect of a

FACILITY AGREEMENT
in respect of one (1) Passenger Cruise Vessel
Hull No. A34

dated 9 July 2013

between

ROYAL CARIBBEAN CRUISES LTD.
as Borrower

SOCIÉTÉ GÉNÉRALE
as Facility Agent

BNP PARIBAS
HSBC FRANCE
and
SOCIÉTÉ GÉNÉRALE
as Mandated Lead Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS
from time to time party hereto
as Lenders

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THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is dated 15 April 2014, and made between:

(1)
ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (the “Borrower”);

(2)
SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222, acting in its capacity as facility agent for and on behalf of the Finance Parties (the “Facility Agent”);

(3)	BNP PARIBAS, a French société anonyme with its registered office at 16, boulevard des Italiens, 75009 Paris, France, registered with the Paris trade and companies register under number 662 042 449;

(4)
HSBC FRANCE, a French société anonyme with its registered office at 103, avenue des Champs Elysées, 75008 Paris, France, registered with the Paris trade and companies register under number 775 670 284 RCS Paris; and

(5)	SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222,

(each a “Mandated Lead Arranger” and collectively, the “Mandated Lead Arrangers”); and

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule A (The Lenders and Commitments) as lenders (the “Lenders”).

WHEREAS,

(A)
The Borrower and the Builder have entered into the Construction Contract pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver to the Borrower the Purchased Vessel.

(B)
The Lenders have agreed to make available to the Borrower, upon the terms and subject to the conditions set out in a facility agreement dated July 9, 2013 (the “Original Facility Agreement”), a Euro term loan facility (the “Euro Term Loan”) in an amount of up to eighty per cent. (80%) of the Cash Contract Price of the Purchased Vessel (as adjusted from time to time in accordance with the Construction Contract to reflect, among other adjustments, Change Orders, utilisation of the NYC Allowance and the applicability of the Non-Exercise Premium) and up to one hundred per cent. (100%) of the COFACE Premium, in an aggregate amount not to exceed the Maximum Loan Amount.

(C)
On 15 April 2014, in accordance with the provisions of Clause 2.4 of the Original Facility Agreement, the Borrower elected to cancel 20% of the Euro Term Loan and to subscribe a USD term loan facility in an amount equal to the dollar equivalent of the amount cancelled under the Euro Term Loan.

(D)	On order to take into account such cancellation, the parties wish to amend and restate the Original Facility Agreement on the terms and subject to the conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

Unless otherwise defined herein, words and expressions defined in the Amended and Restated Facility Agreement  shall have the same meanings in this Agreement and the principles of construction set out in the Amended and Restated Facility Agreement  shall be deemed incorporated into this Agreement as if set out in full herein and:

“Amended and Restated Facility Agreement” means the Original Facility Agreement as amended and restated by this Agreement.

2.	AMENDMENTS TO THE FACILITY AGREEMENT

(a)
With effect from the Effective Date, 20% of the Facility shall be cancelled in accordance with clause 2.4(b) of the Original Facility Agreement and the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes in the form set out in Schedule B (Amended and Restated Facility Agreement) and all references in the Amended and Restated Facility Agreement to “this Agreement” shall include this Agreement.

(b)
All references to the “Facility Agreement” contained in any Transaction Document shall, with respect to the period on and following the date of this Agreement, be construed as references to the Amended and Restated Facility Agreement (and as the same may be further amended and/or restated from time to time).

(c)
As a consequence of the cancellation mentioned in paragraph (C) of the Recitals, the Commitments of the Lenders will not be reduced ratably as provided in Clause 2.4(b) of the Original Facility Agreement, but instead reduced to reach the new Commitments in respect of each Lender as set forth in Schedule A (The Lenders and Commitments) of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

On the date hereof, the Borrower hereby represents and warrants to the Finance Parties that the representations and warranties set out in Clause 7 (Representations and Warranties) of the Original Facility Agreement (with the exception of the representations and warranties set out in

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in Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract)) of the Original Facility Agreement) are true and correct (as if references therein were references to the Amended and Restated Facility Agreement) by reference to the facts and circumstances then existing.

On the Effective Date, the Borrower hereby represents and warrants to the Finance Parties that the representations and warranties set out in Clause 7 (Representations and Warranties) of the Amended and Restated Facility Agreement (with the exception of the representations and warranties set out in in Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract)) of the Amended and Restated Facility Agreement) are true and correct (as if references therein were references to the Amended and Restated Facility Agreement) by reference to the facts and circumstances then existing.

4.	CONDITIONS PRECEDENT TO EFFECTIVENESS

The entry into force of this Agreement is subject to the condition that the Facility Agent shall have confirmed in writing to the Borrower, the other Finance Parties and the USD Facility Agent that it has received (or waived in writing) the following documents and evidence, each in form and substance satisfactory to the Facility Agent (the date of such confirmation being referred to in this Agreement as the “Effective Date”):

(a)	USD Facility Agreement

The USD Facility Agreement duly executed by each of the parties thereto and such agreement is in full force and effect;

(b)	Funds Flow Amendment

The Funds Flow Amendment duly executed by each of the parties thereto and such agreement has become effective in accordance with its terms;

(c)	Funding Agreement Amendment

The Funding Agreement Amendment duly executed by each of the parties thereto and such agreement is in full force and effect;

(d)	Resolutions, etc.

(i)
a certificate of the Borrower’s Secretary or Assistant Secretary as to the incumbency of the Borrower’s Authorised Officers (including a specimen of each such Authorised Officer’s signature) and as to the truth and completeness and continuing force and effect of the attached Organic Documents of the Borrower, upon which certificate the Lenders may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

(ii)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower; and

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(e)	Opinions of Counsel

opinions, addressed to the Facility Agent, each Lender, each Mandated Lead Arranger, the Documentation Bank and the Funding Entity, from:

(i)	Watson, Farley & Williams LLP, counsel to the Borrower, as to Liberian law; and

(ii)	White & Case LLP, counsel to the Lenders, as to English law,

each of which shall be in form and substance satisfactory to the Mandated Lead Arrangers.

5.	FINANCE DOCUMENT

Each of this Agreement and the Amended and Restated Facility Agreement is a Finance Document.

6.	CONTINUITY

Save as amended and restated hereby, the provisions of the Original Facility Agreement shall remain in full force and effect.

7.	FEES

(a)
The Borrower agrees to pay on the date hereof all reasonable and documented fees and expenses of the Finance Parties (including the reasonable and documented fees and out-of-pocket expenses of external counsel to the Finance Parties and of local counsel, if any, who may be retained by counsel to the Finance Parties; provided that the Borrower shall only be required to pay the fees of one collective counsel to the Finance Parties per relevant jurisdiction) in connection with (i) structuring the transactions contemplated hereby and (ii) the negotiation, preparation, review, printing and execution of this Agreement and the other Finance Documents and the completion of the transactions contemplated hereby and thereby, in each case whether or not the transactions contemplated hereby are consummated.

(b)
In addition, the Borrower agrees to pay on the date hereof the documented fees and out-of-pocket expenses of the Funding Entity for which the Finance Parties are responsible (directly or through the CDC Funding Agents) under clause 19 (Frais) of the Funding Agreement arising from the amendments to the Funding Agreement required to correspond to amendments to the Finance Documents. Besides, the Borrower has agreed to pay on the date hereof certain costs of the Funding Entity as separately agreed between the Borrower and the Funding Entity.

(c)
The Borrower agrees to pay on the date hereof to the Facility Agent for its own account a fee in the amount of fifteen thousand Euros (EUR 15,000) as provided for in Article 13.1 (b) of the Amended and Restated Facility Agreement.

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(d)
The Borrower agrees to pay on the date hereof to the Funding Coordination Agent for its own account (or to the Facility Agent for the account of the Funding Coordination Agent) a fee in the amount of fifteen thousand Euros (EUR 15,000) as provided for in Article 13.1 (c) of the Amended and Restated Facility Agreement.

8.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.	EXECUTION IN COUNTERPARTS

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

10.	THIRD PARTY RIGHTS

Unless expressly provided to the contrary in this Agreement, a Person who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term hereof.

11.	MISCELLANEOUS

The provisions of Clause 13.1 (Waivers and Amendments) and Clause 13.4 (Notices) of the Amended and Restated Facility Agreement shall be deemed to be incorporated into this Agreement as if such clauses were set out in full in this Agreement save that references in the Amended and Restated Facility Agreement to “this Agreement” shall be construed as references to this Agreement.

12.	LAW AND JURISDICTION

(a)	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall in all respects be governed by and construed in accordance with English law.

(b)	Jurisdiction

The provisions of Clause 13.14 (Law and Jurisdiction) of the Amended and Restated Facility Agreement shall be deemed to be incorporated into this Agreement as if such clause was set out in full save that references in the Amended and Restated Facility Agreement to “this Agreement” shall be construed as references to this Agreement.

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Schedule A

The Lenders and Commitments

Original Lender	Commitment (EUR)	Percentage

BNP Paribas	133,833,884	18.75%

HSBC France	267,667,767	37.50%

Société Générale	223,056,473	31.25%

Natixis	89,222,589	12.50%

Schedule B

Amended and Restated Facility Agreement

EXECUTION VERSION

Dated 9 July 2013
as amended and restated by Amendment and Restatement n°1 dated 15 April 2014

ROYAL CARIBBEAN CRUISES LTD.
as Borrower

SOCIÉTÉ GÉNÉRALE
as Facility Agent

BNP PARIBAS
as Documentation Bank

BNP PARIBAS
HSBC FRANCE
and
SOCIÉTÉ GÉNÉRALE
as Mandated Lead Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS
from time to time party hereto
as Lenders

FACILITY AGREEMENT

in respect of
one (1) Passenger Cruise Vessel
Hull No. A34

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	5.6	Calculation Basis	36
	5.7	Currency	36

6.	EURIBOR-RELATED PROVISIONS; FUNDING LOSSES; INCREASED CAPITAL COSTS; TAXES; RESERVE COSTS; PAYMENTS; ETC.		36
	6.1	EURIBOR Determination; Replacement Reference Banks	36
	6.2	EURIBOR Lending Unlawful	36
	6.3	Market Disruption in respect of a Funded Loan Portion	37
	6.4	Market Disruption in respect of an Unfunded Loan Portion	37
	6.5	Increased Loan Costs, etc.	39
	6.6.	Funding Losses	41
	6.7	Increased Capital Costs	43
	6.8	Taxes	44
	6.9	Reserve Costs	48
	6.10	Payments	48
	6.11	No Double Counting	50
	6.12	Cancellation of Commitment or Prepayment of Affected Lender	50
	6.13	Funding Entity	50
	6.14	Sharing of Payments	51
	6.15	No Borrower Set-off	52
	6.16	Finance Party Set-off	52
	6.17	Use of Proceeds	52

7.	REPRESENTATIONS AND WARRANTIES		53
	7.1	Organisation, etc.	53
	7.2	Due Authorisation, Non-Contravention, etc.	53
	7.3	Government Approval, Regulation, etc.	53
	7.4	Compliance with Laws	54
	7.5	Sanctions	54
	7.6	Validity, etc.	54
	7.7	No Default, Event of Default or Mandatory Prepayment Event	55
	7.8	Litigation	55
	7.9	The Purchased Vessel	55
	7.10	Obligations rank pari passu; Liens	55
	7.11	Withholding, etc.	56
	7.12	No Filing, etc. Required	56
	7.13	No Immunity	56
	7.14	Investment Company Act	56
	7.15	Regulation U	56
	7.16	Accuracy of Information	56
	7.17	Construction Contract	57
	7.18	No Winding-up	57
	7.19	Repetition	57

8.	AFFIRMATIVE COVENANTS		58
	8.1	Financial Information, Reports, Notices, etc.	58
	8.2	Government Approvals and Other Consents	60

	8.3	Compliance with Laws, etc.	60
	8.4	The Purchased Vessel	61
	8.5	Insurance	61
	8.6	Books and Records	62
	8.7	Cessation of Business	62
	8.8	COFACE Insurance Policy Requirements	62
	8.9	Further Assurances	62

9.	NEGATIVE COVENANTS		62
	9.1	Business Activities	62
	9.2	Indebtedness	63
	9.3	Liens	63
	9.4	Financial Condition	65
	9.5	Investments	66
	9.6	Consolidation, Merger, etc.	66
	9.7	Asset Dispositions, etc.	67
	9.8	Transactions with Affiliates	67
	9.9	Construction Contract	68

10.	EVENTS OF DEFAULT		68
	10.1	Listing of Events of Default	68
	10.2	Action if Bankruptcy	71
	10.3	Action if Other Event of Default	71

11.	MANDATORY PREPAYMENT EVENTS		71
	11.1	Listing of Mandatory Prepayment Events	71
	11.2	Mandatory Prepayment	75

12.	THE FACILITY AGENT, MANDATED LEAD ARRANGERS AND DOCUMENTATION BANK		76
	12.1	Appointment and Duties	76
	12.2	Indemnity	76
	12.3	Funding Reliance, etc.	77
	12.4	Exculpation	77
	12.5	Successor/Replacement	78
	12.6	Loans by the Facility Agent	80
	12.7	Credit Decisions	80
	12.8	Copies, etc.	80
	12.9	The Facility Agent’s Rights	80
	12.10	The Facility Agent’s Duties	81
	12.11	Employment of Agents	81
	12.12	Distribution of Payments	82
	12.13	Reimbursement	82
	12.14	Instructions	82
	12.15	Payments	83
	12.16	“Know your customer” Checks	83
	12.17	No Fiduciary Relationship	83

	12.18	The Mandated Lead Arrangers and the Documentation Bank	83

13.	MISCELLANEOUS PROVISIONS		83
	13.1	Waivers and Amendments	83
	13.2	Exercise of Remedies	85
	13.3	Mitigation, Borrower Challenges, etc.	86
	13.4	Notices	87
	13.5	Payment of Costs and Expenses	90
	13.6	Indemnification	91
	13.7	Survival	94
	13.8	Severability	94
	13.9	Execution in Counterparts	94
	13.10	Successors and Assigns	94
	13.11	Lender Transfers, Assignments and Participations	94
	13.12	Other Transactions	101
	13.13	COFACE Premium	101
	13.14	Law and Jurisdiction	103
	13.15	Confidentiality	104

THIS FACILITY AGREEMENT (this “Agreement”) is dated 9 July 2013, as amended and restated on 15 April 2014, and made between:

(1)
ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (the “Borrower”);

(2)
SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222, acting in its capacity as facility agent for and on behalf of the Finance Parties (the “Facility Agent”);

(3)
BNP PARIBAS, a French société anonyme with its registered office at 16, boulevard des Italiens, 75009 Paris, France, registered with the Paris trade and companies register under number 662 042 449, acting in its capacity as the documentation bank until such role terminates in accordance with the terms hereof (the “Documentation Bank”);

(4)	BNP PARIBAS, a French société anonyme with its registered office at 16, boulevard des Italiens, 75009 Paris, France, registered with the Paris trade and companies register under number 662 042 449;

(5)
HSBC FRANCE, a French société anonyme with its registered office at 103, avenue des Champs Elysées, 75008 Paris, France, registered with the Paris trade and companies register under number 775 670 284 RCS Paris; and

(6)	SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222,

(each a “Mandated Lead Arranger” and collectively, the “Mandated Lead Arrangers”); and

(7)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule A (The Original Lenders and Commitments) as lenders (the “Original Lenders”).

WHEREAS,

(A)
The Borrower and the Builder have entered into the Construction Contract pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver to the Borrower the Purchased Vessel.

(B)
The Lenders have agreed to make available to the Borrower, upon the terms and subject to the conditions set out herein, a Euro term loan facility in an amount of up to sixty four per cent. (64%) of the Cash Contract Price of the Purchased Vessel (as adjusted from time to time in accordance with the Construction Contract to reflect, among other adjustments, Change Orders, utilisation of the NYC Allowance and the applicability of the Non-Exercise Premium) and up to one hundred per cent. (100%) of the COFACE Premium, in an aggregate amount not to exceed the Maximum Loan Amount.

(C)
Subject to the terms and conditions set out herein, the Loan proceeds will be provided to (i) the Builder for the purpose of paying a portion of the Cash Contract Price in connection with the Borrower’s purchase of the Purchased Vessel, (ii) the Borrower for the purpose of reimbursing it for Borrower-Paid Change Orders and the amounts expended by it in respect of the Non-Yard Costs and (iii) COFACE for the purpose of paying the COFACE Premium.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

The following terms (whether or not in bold type) when used in this Agreement, including its recitals and Schedules, shall, when capitalised, except where the context otherwise requires, have the following meanings:

 “Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

 “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is controlling, controlled by or is under common control with such Person, including such Person’s Subsidiaries.

 “Amendment and Restatement No.1” means the amendment and restatement agreement in respect of this Agreement dated 15 April 2014 between the Borrower, the Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the Lenders.

 “Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organised, domiciled or resident or from which any of its business activities is conducted or in which any of its properties is located and which has jurisdiction over the subject matter being addressed.

 “Applicable Spot Rate” means the spot rate for any Euros, as calculated by the Borrower and delivered pursuant to Clause 5.1(c) by referencing the last available Euros to Dollars exchange rate quoted on Bloomberg page “€ Currency HP” or its successor page.

 “Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

 “Authorised Officer” means those officers of the Borrower authorised to act with respect to the Finance Documents (including any Drawing Request) and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Available Commitment” means in relation to any Lender, at any time and save as otherwise provided in this Agreement, the Commitment of such Lender at such time as reduced by any cancellation, reduction or transfer of such Commitment pursuant to the terms of this Agreement, provided that such amount shall not be less than zero (0).

 “Borrower-Paid Change Orders” means any Change Orders to the extent paid for by the Borrower to the Builder prior to the Disbursement Date in accordance with the second sentence of article V(6) of the Construction Contract.

 “Builder” means STX France S.A., a French société anonyme with its registered office at Avenue Bourdelle, 44600 Saint-Nazaire, France, registered with the Saint-Nazaire trade and companies register under number 439 067 612.

 “Business Day” means (a) in relation to any date for the payment or purchase of Euros and/or USD, any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, London and Paris and is also a TARGET Day and (b) for all other purposes, any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, London and Paris.

 “Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalised lease.

 “Capitalisation” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

 “Capitalised Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalised lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with GAAP.

 “Cash Contract Price” has the meaning ascribed to such term in the Construction Contract.

 “Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

 “Change Order” has the meaning ascribed to such term in article V(1) of the Construction Contract.

 “CIRR” means the OECD Commercial Interest Reference Rate applicable to the Facility of two point twenty per cent. (2.20%) per annum.

 “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

 “COFACE” means the Compagnie Française d’Assurance pour le Commerce Extérieur, the French export credit agency, a French société anonyme with its registered office at 1 Place Costes et Bellonte, 92270 Bois-Colombes, France, registered with the Nanterre trade and companies register under number 552 069 791.

 “COFACE Insurance Policy” means the insurance policy in respect of the Facility (including the Loan) issued by COFACE on 7 October 2013 for the benefit of the Lenders as approved and executed by the Facility Agent and the Lenders as at the date of the policy’s issuance, as amended by the COFACE Insurance Policy Amendment.

 “COFACE Insurance Policy Amendment” means the amendment to the COFACE Insurance Policy to be issued by COFACE following the signature of Amendment and Restatement No.1.

 “COFACE Premium” means the premium due to COFACE pursuant to the COFACE Insurance Policy in the amount set forth in Clause 2.2(a)(ii), payable by the Borrower to the Facility Agent (for the account of COFACE).

 “Commitment” means:

(a)
in relation to any Original Lender, the amount set forth opposite its name in the relevant column of Schedule A (The Original Lenders and Commitments) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement.

 “Commitment Fee” has the meaning ascribed to such term in Clause 5.4 (Commitment Fee).

 “Commitments Termination Date” means the earliest of:

(a)	the Disbursement Date (after the Loan as requested in the Drawing Request has been disbursed in accordance with this Agreement);

(b)	the Effective Delivery Date;

(c)	the date on which all Commitments are cancelled in accordance with the terms of this Agreement;

(d)	the date on which the Construction Contract is cancelled or terminated in accordance with its terms; and

(e)	the Longstop Date.

 “Construction Contract” means the Contract for Construction and Sale of Hull No. A34 dated 27 December 2012 between the Builder and the Borrower as buyer with respect to the Purchased Vessel, as amended by Addendum No. 1 dated 31 July 2013 between the Builder and the Borrower.

 “Construction Financing” means the financing provided or to be provided to the Builder with respect to the construction of the Purchased Vessel, as arranged by HSBC France and Société Générale as mandated lead arrangers with Société Générale as facility agent and as refinanced by the Funding Entity.

 “Covered Taxes” means any Taxes other than (i) franchise taxes and taxes imposed on or measured by any Lender’s or the Funding Entity’s (as applicable) net income or receipts of such Lender or the Funding Entity (as applicable) and franchise taxes imposed in lieu of net income taxes or taxes on receipts, in each case by the jurisdiction under the laws of which such Lender or the Funding Entity (as applicable) is organised or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction, except in each case to the extent that such taxes are imposed solely as a result of the Borrower’s activities in any such jurisdiction, and (ii) any taxes imposed under FATCA.

 “CP Banks” means the Mandated Lead Arrangers and, if a transfer or assignment is made to Natixis pursuant to Clause 13.11(a)(iv), Natixis.

 “Default” means any Event of Default or circumstance which would, with the expiry of a grace period, the giving of notice or both, become an Event of Default.

 “Delivery Installment” means the final Installment described in article II(3)(e) of the Construction Contract.

 “Disbursement Date” means the date on which the Loan is to be made under this Agreement, which shall be the Effective Delivery Date.

 “Dollars”, “USD” and the sign “$” mean the lawful currency of the United States.

 “Drawing Request” means the loan drawing request duly executed by an Authorised Officer, substantially in the form of Schedule C (Form of Drawing Request).

 “Effective Delivery Date” means the date on which the Purchased Vessel is delivered to, and accepted by, the Borrower under the Construction Contract.

 “Eligible Portion” means the portion of the Cash Contract Price (or any portion thereof, as applicable) to be paid to the Builder under the Construction Contract that is attributable to goods and services purchased by the Borrower which are of:

(a)           French origin; or

(b)	foreign origin (i.e., originating from countries other than France and Liberia and including transport and insurances of any nature),

 in either case which are eligible for financing under the limits and under the conditions determined by the French Authorities and which have been approved for financing by the French Authorities.

 “Environmental Approval” means any permit, licence, approval, ruling, certification, exemption or other authorisation required under applicable Environmental Laws.

 “Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“EONIA” means (a) the overnight money market rate, expressed as an annual percentage, determined by the European Central Bank on the basis of the information provided to it by the main market operators in relation to the transactions concluded on the relevant TARGET Day, as displayed, under the aegis of the Banking Federation of the European Union (EBF), on the Reuter page “RIC” or “EONIA” screen (or on any other page or screen replacing them) at 11.00 am (Brussels time) on the following TARGET Day or (b) if the rate provided in paragraph (a) is not available for that period, the arithmetic mean (rounded upward to four (4) decimal places) of the rates as supplied to the Facility Agent at its request quoted by the References Banks as being the overnight money market rate on commercial paper offered to leading banks in the European interbank market on the TARGET Day in question.

 “EURIBOR” means, for any period:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for that period, the arithmetic mean (rounded upward to four (4) decimal places) of the rates as supplied to the Facility Agent at its request quoted by the References Banks to leading banks in the European interbank market, in each case as of 11:00 a.m. (Paris time) on the Quotation Date for the offering of deposits in Euros for a period comparable to such period, provided that, if such period is:

(i)	shorter than one (1) month, the reference period shall be one (1) month; and

(ii)
longer than one (1) month and does not correspond to an exact number of months, the relevant rate shall be determined by using a linear interpolation of EURIBOR according to usual practice in the international monetary market, and, if any such rate is below zero (0), EURIBOR shall be deemed to be zero (0).

 “Euro Equivalent” means any USD amount converted into a corresponding EUR amount using the average rate of currency hedges entered into by the Borrower for payment of the Cash Contract Price, as properly documented in the Drawing Request to the reasonable satisfaction of the Facility Agent.

 “Euros”, “EUR” and the sign “€” mean the single currency of the Participating Member States.

 “Event of Default” means any of the events or circumstances specified as such in Clause 10.1 (Listing of Events of Default).

 “Existing Debt” means the obligations of the Borrower and/or its Subsidiaries in connection with the Bareboat Charterparty with respect to the Other Vessel named “Brilliance of the Seas” dated 5 July 2002 between Halifax Leasing (September) Limited and RCL (UK) Ltd and any replacement, extension, renewal, refinancing or amendment thereof which does not increase the amount of such obligations or change the direct or contingent obligor of such obligations unless any such replacement obligor is the Borrower and/or any of its Subsidiaries.

 “Existing Group” means the following Persons:  (a) A. Wilhelmsen AS., a Norwegian corporation (“Wilhelmsen”); (b) any member of either of the Families; and (c) any Affiliate of Wilhelmsen and/or any of the Related Parties.

 “Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the date of this Agreement.

 “Facility” means the term loan facility granted to the Borrower by the Lenders pursuant to Clause 2.1 (The Facility).

 “Families” means the members of the family of Nicholas J. Pritzker and the members of the families of Samuel Ofer and Yuli Ofer.

 “FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)
any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

 “FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 January 2014;

(b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the U.S.), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

 “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

 “FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

 “Fee Letter” means any fee letter entered into between the Borrower and the Facility Agent as referred to in Clause 5.5 (Other Fees).

 “Final Maturity Date” means the date that is twelve (12) years after the Starting Date of Repayment.

 “Finance Documents” means this Agreement, the Amendment and Restatement No.1, each of the Fee Letters, the Drawing Request and any other document designated as such in writing by the Facility Agent and the Borrower.

 “Finance Parties” means the Mandated Lead Arrangers, the Facility Agent, the Documentation Bank and the Lenders.

 “Fiscal Quarter” means any quarter of a Fiscal Year.

 “Fiscal Year” means any annual fiscal reporting period of the Borrower.

 “Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four (4) consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

(a)	net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to

(b)	the sum of:

(i)	dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

(ii)
scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalised Lease Liabilities) of the Borrower and its Subsidiaries for such period.

 “Fixed Rate” means a rate per annum equal to the aggregate of (a) the CIRR, (b) the Fixed Rate Margin and (c) the Mandatory Cost, if any.

 “Fixed Rate Margin” means (a) zero point forty per cent. (0.40%) per annum if disbursement of the Loan occurs on or before the Margin Step-Up Date and (b) zero point fifty per cent. (0.50%) per annum if disbursement of the Loan occurs after the Margin Step-Up Date.

 “Floating Rate” means a rate per annum equal to the aggregate of (a) EURIBOR, (b) the Floating Rate Margin and (c) the Mandatory Cost, if any.

 “Floating Rate Margin” means (a) one point fifteen per cent. (1.15%) per annum if disbursement of the Loan occurs on or before the Margin Step-Up Date and (b) one point twenty five per cent. (1.25%) per annum if disbursement of the Loan occurs after the Margin Step-Up Date.

 “French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as COFACE and Natixis DAI.

 “F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

 “Funded Loan Portion” means all or any portion of the Loan in respect of which the Funding Entity has funded one or more of the Lenders pursuant to the Funding Agreement and which is outstanding.

 “Funding Agents” means the Funding Coordination Agent and the Funding Paying Agent.

 “Funding Agreement” means the funding agreement entered into on or about the date of this Agreement between the Funding Entity, the Funding Agents and the Lenders in their capacities as borrowers thereunder, as amended by the Funding Agreement Amendment.

 “Funding Agreement Amendment” means the amendment to the Funding Agreement entered into on or about the date of the Amendment and Restatement No.1 between the Funding Entity, the Funding Agents and the Lenders in their capacities as borrowers thereunder.

 “Funding Coordination Agent” means HSBC France or any successor or assign of HSBC France in such capacity as permitted under the Funding Agreement.

 “Funding Date” means the date on which the Funding Entity makes available the drawing under the Funding Agreement to Société Générale (in its capacity as Funding Paying Agent).

 “Funding Entity” means the Caisse des Dépôts et Consignations, a special establishment created by French law dated 28 April 1816 and having its offices at 56, rue de Lille, 75007 Paris, France, or any successor or assign thereof as permitted under the Funding Agreement.

 “Funding Losses” means any amounts payable by the Borrower pursuant to Clause 6.6 (Funding Losses).

 “Funding Paying Agent” means Société Générale or any successor or assign of Société Générale in such capacity as permitted under the Funding Agreement.

 “Funds Flow Agreement” means the funds flow agreement (convention portant sur des flux des paiements), dated 31 July 2013, between the Funding Entity, the Funding Paying Agent, the Facility Agent, the Borrower, the Builder, the agent under the Construction Financing, the paying agent under the refinancing of the Construction Financing and the funding entity under the refinancing of the Construction Financing, as amended by the Funds Flow Amendment.

 “Funds Flow Amendment” means the amendment to the Funds Flow Agreement dated 15 April 2014 entered into between the parties to the Funds Flow Agreement and the USD Facility Agent on behalf of the USD Facility Finance Parties.

 “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

 “Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

 “Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

 “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

 “Indebtedness” means, for any Person:

(a)
obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);

(b)
obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within one hundred eighty (180) days of the date the respective goods are delivered or the respective services are rendered;

(c)	Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;

(d)	obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(e)	Capitalised Lease Liabilities of such Person;

(f)	guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed;

(g)	obligations of such Person in respect of surety bonds and similar obligations; and

(h)	liabilities arising under Hedging Instruments.

 “Initial Basic Cash Contract Price” has the meaning ascribed to such term in article II(2) of the Construction Contract.

 “Installments” has the meaning ascribed to such term in the Construction Contract.

 “Interest Period” means the period starting on (and including) the Starting Date of Repayment and ending on (but not including) the first Repayment Date (as the same may be adjusted pursuant to Clause 6.10(d)), and subsequently each succeeding period starting on (and including) the immediately preceding Repayment Date (as the same may be adjusted pursuant to Clause 6.10(d)) and ending on (but not including) the next Repayment Date (as the same may be adjusted pursuant to Clause 6.10(d)).

 “Investment” means, relative to any Person,

(a)	any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and

(b)	any ownership or similar interest held by such Person in any other Person.

 “Lender” means:

(a)	any Original Lender; and

(b)	any New Lender which has become a party hereto in accordance with Clause 13.11 (Lender Transfers, Assignments and Participations),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

 “Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Schedule E (Form of Lender Assignment Agreement).

 “Lender Transfer Certificate” means any Lender Transfer Certificate substantially in the form of Schedule D (Form of Lender Transfer Certificate).

 “Lending Office” means, relative to any Lender, the office or offices notified by such Lender to the Facility Agent and the Borrower in writing on or before the date on which it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written) notice as the office or offices through which it will perform its obligations under this Agreement.

 “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

 “Loan” means at any time the aggregate principal amount of the Facility disbursed to the Borrower and/or another Person at the request of the Borrower under this Agreement or, as the case may be, the aggregate principal amount of such disbursement outstanding.

 “Longstop Date” means the two hundred and seventieth (270th) day following the Original Scheduled Delivery Date, being 24 January 2017.

 “Mandatory Cost” means the amount calculated by the Facility Agent on the first day of each Interest Period (or as soon as practicable thereafter) and notified to the Borrower as the weighted average of each applicable Lender’s additional cost rate (weighted in proportion to the percentage participation of each such Lender in the Loan) and expressed as a percentage rate per annum, where the “additional cost rate” for any Lender lending from a Lending Office in a Participating Member State is the percentage notified by that Lender to the Facility Agent and certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in the Loan made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank and, in the case of any Lender lending from a Lending Office in the United Kingdom, the Bank of England, the Financial Conduct Authority and/or the Prudential Regulation Authority (or any replacement authority) in respect of loans made from that Lending Office.

 “Mandatory Prepayment Event” means any of the events or circumstances specified as such in Clause 11.1 (Listing of Mandatory Prepayment Events).

 “Margin” means (a) if the interest rate applicable to the Loan is calculated by reference to the CIRR, the Fixed Rate Margin and (b) if the interest rate applicable to the Loan is calculated by reference to EURIBOR, the Floating Rate Margin.

 “Margin Step-Up Date” means the one hundred and eightieth (180th) day following the Original Scheduled Delivery Date, being 26 October 2016.

 “Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Finance Party under this Agreement or (c) the ability of the Borrower to perform its payment Obligations under this Agreement or any of the other Finance Documents.

 “Material Litigation” has the meaning ascribed to such term in Clause 7.8 (Litigation).

 “Maximum Loan Amount” means the aggregate of the Original Lenders’ Commitments, being seven hundred thirteen million seven hundred eighty thousand seven hundred and twelve Euros (EUR 713,780,712).

 “Mortgage” means the first priority ship mortgage to be granted by the Borrower in connection with the Construction Financing.

 “Natixis” means Natixis, a French société anonyme with its registered office at 30, avenue Pierre Mendès France, 75013 Paris, France, registered with the Paris Commercial and Companies Registry under number 542 044 524 RCS Paris.

 “Natixis DAI” means Natixis DAI Direction des Activités Institutionnelles.

 “Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, Capitalised Lease Liabilities) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

(a)	all cash on hand of the Borrower and its Subsidiaries; plus

(b)	all Cash Equivalents.

“Net Debt to Capitalisation Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalisation on such date.

 “New Financings” means proceeds from:

(a)	borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

(b)	the issuance and sale of equity securities.

 “New Lender” has the meaning ascribed to such term in Clause 13.11 (Lender Transfers, Assignments and Participations).

 “Non-Exercise Premium” has the meaning ascribed to such term in article II(2) of the Construction Contract.

 “Non-Yard Costs” has the meaning ascribed to such term in the Construction Contract.

 “NYC Allowance” has the meaning ascribed to such term in the Construction Contract.

 “Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement and the other Finance Documents.

 “Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

 “Original Scheduled Delivery Date” means 29 April 2016.

 “Other Vessel” means a passenger cruise vessel (other than the Purchased Vessel) owned by the Borrower or one of its Subsidiaries.

 “Participating Member State” means any member of the European Community that at the relevant time has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

 “Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

 “Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel (while it owns such Vessel).

 “Purchased Vessel” means the passenger cruise vessel bearing Builder’s hull number A34 constructed or to be constructed pursuant to the Construction Contract.

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, two (2) TARGET Days before the first day of that period.

“Reference Banks” means BNP Paribas, HSBC France and Société Générale or such other banks as may be appointed by the Facility Agent with the consent of the Borrower (such consent not being unreasonably withheld).

 “Related Parties” means:

(a)	any member of either of the Families, any spouse of any member of either of the Families and any child, stepchild, sibling or descendant of any member of either of the Families;

(b)	the estate of any member of either of the Families or the estate of any other Person under paragraph (a) of this definition;

(c)	any Person who receives a beneficial interest in the Borrower from any estate under paragraph (b) of this definition to the extent of such interest;

(d)
any executor, personal administrator or trustee who holds such beneficial interest in the Borrower for the benefit or, or as fiduciary for, any Person under paragraph (a), (b) or (c) of this definition to the extent of such interest; and

(e)
any corporation, partnership, limited liability company, trust or similar entity, directly or indirectly owned or controlled by any member of either of the Families or any other Person or Persons identified in paragraph (a) or (c) of this definition.

 “Repayment Date” means each of the dates for payment of the repayment installments of the Loan specified in Schedule B (Repayment Schedule), as may be substituted from time to time in accordance with Clause 5.1(b).

 “Required Lenders” means, at any time, Lenders that in the aggregate, hold more than sixty six point sixty six per cent. (66.66%) of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than sixty six point sixty six per cent. (66.66%) of the Commitments.

 “Scheduled Delivery Date” means, at any time, the Original Scheduled Delivery Date or such other date which, at such time, is the date specified for delivery of the Purchased Vessel under the Construction Contract, as the same may be modified from time to time in accordance with the terms of the Construction Contract.

 “Screen Rate” means the euro interbank offered rate administered by the Banking Federation of the European Union (or any other Person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

 “SEC” means the United States Securities and Exchange Commission and any successor thereto.

 “Starting Date of Repayment” means the Disbursement Date or, if the Disbursement Date is different from the Funding Date due to the Loan being made within five (5) Business Days of the Funding Date as contemplated by Clause 2.6 (Delayed Delivery), the Funding Date.

 “Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the date hereof in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

 “Subsidiary” means, with respect to any Person, any entity of which more than fifty per cent. (50%) of the outstanding voting capital or similar right of ownership is, directly or indirectly, owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

 “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

 “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

 “Tax” and “tax” means all present or future taxes (of any nature and however termed), levies, fiscal charges, imposts, duties, fees, assessments, surcharges or other charges of whatever nature and however arising which are now or at any time hereafter imposed, assessed, charged, levied, collected, demanded, withheld or claimed by ay government or taxing authority, together with all interest thereon and penalties or similar liabilities with respect thereto, and “Taxes”, “taxes”, “taxing” and “taxation” shall be construed accordingly.

 “Transaction Documents” means, collectively, the Finance Documents, the Funds Flow Agreement, the Funds Flow Amendment, the Funding Agreement, the Funding Agreement Amendment and the Construction Contract.

 “Transfer Date” means, in relation to a valid transfer or a valid assignment by a Lender pursuant to Clause 13.11 (Lender Transfers, Assignments and Participations), the later of:

(a)	the proposed “Transfer Date” specified in the relevant Lender Transfer Certificate or Lender Assignment Agreement, as applicable; and

(b)	the date on which the Facility Agent executes the relevant Lender Transfer Certificate or Lender Assignment Agreement, as applicable.

 “United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

 “USD Facility” means the USD facility under the USD Facility Agreement.

 “USD Facility Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as facility agent for the USD Facility Finance Parties.

 “USD Facility Agreement” means the facility agreement dated 15 April 2014 between the Borrower, the USD Facility Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as documentation bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Santander, S.A. and KfW Ipex-Bank GmbH as mandated lead arrangers and the USD Facility Lenders.

 “USD Facility Finance Parties” means the parties to the USD Facility Agreement (other than the Borrower).

 “USD Facility Lenders” means the Persons who are from time to time lenders under the USD Facility Agreement.

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

 “Vessel” means the Purchased Vessel and any Other Vessel.

 “Voting Stock” means shares of capital stock of the Borrower of any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the Board of Directors of the Borrower (other than voting power upon the occurrence of a stated contingency, such as the failure to pay dividends).

 “Unfunded Loan Portion” means all or any portion of the Loan in respect of which one or more of the Lenders no longer has funds from the Funding Entity pursuant to the Funding Agreement.

1.2	Interpretation

(a)	Unless a contrary indication appears, any references in this Agreement to:

(i)
(or to any specified provision of) this Agreement or any other agreement or document shall be construed as references to this Agreement or that other agreement or document or that provision as in force for the time being and as amended, supplemented, modified, varied or novated from time to time;

(ii)	Clauses, paragraphs and Schedules are to be construed as references to the clauses and paragraphs of, and schedules to, this Agreement and references to this Agreement include its Schedules;

(iii)	any Person (including any party hereto or to any other agreement) shall, where the context permits, include such Person’s successors, permitted transferees and permitted assigns;

(iv)
any law, enactment or other statutory provision shall be deemed to include references to such law, enactment or other statutory provision as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

(v)	“assets” include present and future properties, revenues and rights of every description;

(vi)
“continuing” and “continuation” mean, in relation to a Default, an Event of Default or a Mandatory Prepayment Event, where such event has not been remedied or waived or the circumstances giving rise to such event have not ceased to exist;

(vii)
“control” mean the possession by one Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting shares, by contract or otherwise, and references to “controlling” and “controlled by” shall be construed accordingly;

(viii)	“day” or “days” (rather than “Business Day” or “Business Days”) mean calendar day(s);

(ix)	“faute lourde or dol” shall be interpreted in accordance with the laws of France and the published case law of the French courts;

(x)	“gross negligence or “wilful misconduct” shall be interpreted in accordance with the laws of England;

(xi)	“hereof”, “herein”, “hereto” and “hereunder” and other words of similar import mean this Agreement as a whole and not any particular part hereof; and

(xii)	“include”, “includes”, “including” and other words of similar import mean without limitation.

(b)
Unless a contrary indication appears therein, a term used in any other Finance Document or in any notice given under or in connection with this Agreement or any other Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)	Unless a contrary indication appears herein or in any other Finance Document:

(i)	words (including terms used to refer to any of the relevant parties) importing the plural shall include the singular and vice versa; and

(ii)	words importing any gender shall be construed as including every gender.

(d)	Clause, paragraph and Schedule headings herein are for ease of reference only.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in this Agreement or any other Finance Document, a Person who is not a party hereto or thereto (as the case may be) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term hereof or thereof (as the case may be).

(b)
Unless expressly provided to the contrary in this Agreement or any other Finance Document, the consent of any person who is not a party hereto or thereto (as the case may be) is not required to rescind or vary this Agreement or such other Finance Document (as the case may be) at any time.

1.4	Accounting and Financial Determinations

Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Clause 9.4 (Financial Condition)) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply IFRS accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (a) any change in GAAP or IFRS or in the interpretation thereof or (b) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of any financial statements referred to in Clause 8.1 (Financial Information, Reports, Notices, etc.), there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Clause 9.4 (Financial Condition) in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Clause 9.4 (Financial Condition) continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

2.	THE FACILITY AND COMMITMENTS

2.1	The Facility

Subject to the terms and conditions of this Agreement, the Lenders make available to the Borrower a term loan credit facility in Euros in a maximum aggregate amount equal to the Maximum Loan Amount.

2.2	Purpose

(a)	The Facility shall be used by the Borrower as follows:

(i)
to partially finance (or, in the case of those portions of the Loan to be disbursed directly to the Borrower in accordance with the terms hereof, refinance) the purchase of the Purchased Vessel by paying an aggregate maximum of sixty four per cent. (64%) of the Eligible Portion of the Cash Contract Price of the Purchased Vessel, limited to the aggregate of up to:

(A)
sixty four per cent. (64%) of the Eligible Portion of the Initial Basic Cash Contract Price of the Purchased Vessel (which price is, for purposes of this Clause, capped at nine hundred twenty three million five hundred thousand Euros (EUR 923,500,000)), to the Builder;

(B)
sixty four per cent. (64%) of the Eligible Portion of the Non-Exercise Premium, if any (which premium (if any) is, for purposes of this Clause, capped at twenty million Euros (EUR 20,000,000)), to the Builder;

(C)
sixty four per cent. (64%) of the Eligible Portion of the aggregate cost of Change Orders effected in accordance with the terms of the Construction Contract (which aggregate cost is, for purposes of this Clause, capped at forty six million one hundred and seventy five thousand Euros (EUR 46,175,000)), to (and in such order of priority):

(I)	first, with respect to all Change Orders other than Borrower-Paid Change Orders, the Builder; and

(II)	secondly, with respect to any Borrower-Paid Change Orders, the Borrower; and

(D)
sixty four per cent. (64%) of the Eligible Portion of the NYC Allowance which has been utilised in accordance with the terms of the Construction Contract (which allowance is, for purposes of this Clause, capped at one hundred million Euros (EUR 100,000,000)), to the Borrower; provided that any portion of the NYC Allowance attributable to Non-Yard Costs that have been invoiced in accordance with the Construction Contract in USD shall have been converted into the applicable Euro Equivalent; and

(ii)
to pay one hundred per cent. (100%) of the COFACE Premium to the Facility Agent for the account of COFACE in accordance with Clause 13.13 (COFACE Premium) in an amount of up to sixteen million three hundred eighty eight seven hundred and twelve Euros (EUR 16,388,712).

(b)	No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.3	Commitments of the Lenders

(a)
On the terms and subject to the conditions of this Agreement (including Clause 4 (Conditions Precedent)), each Lender severally agrees to make its participation in the Loan available to the Facility Agent, without any set-off, counterclaim or deduction, on the Disbursement Date through such Lender’s Lending Office.

(b)
The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the available Facility, but in no case shall a Lender be obliged to lend more than its Commitment.

(c)
The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan not later than 1:00 p.m. (Paris time) at least three (3) Business Days prior to the proposed Disbursement Date.

2.4	Voluntary Cancellation

(a)
At any time prior to the tenth (10th) Business Day before the Scheduled Delivery Date, subject to the Borrower paying any due and unpaid fees (including, for the avoidance of doubt, the Finance Parties’ legal fees required hereunder, the Commitment Fee and any fees under the Fee Letters), and provided that the Borrower provides evidence satisfactory to the Facility Agent and the Funding Entity that it has the adequate financial resources available to it to pay all sums contractually due to the Builder at the delivery of the Purchased Vessel, the Borrower may, without liability for any Funding Losses, premium or penalties, provide written notice to the Facility Agent (of which the Facility Agent shall notify COFACE and the Funding Entity) that the Borrower elects to cancel all or part of the available Facility, and such cancellation shall become effective on the earlier of the tenth (10th) Business Day after such notice has been provided to the Facility Agent and the Scheduled Delivery Date.

(b)
Any cancellation under this Clause 2.4 (Voluntary Cancellation) shall (i) reduce the Commitments of the Lenders ratably (provided that, if the Borrower cancels up to twenty per cent. (20%) of the Facility in accordance with paragraph (a) above within four (4) months of the date of this Agreement (or such longer period as the Facility Agent, acting on the instructions of the Mandated Lead Arrangers, acting reasonably, may agree prior to the expiration of such four (4) month period) for purposes of creating a separate USD facility to be used for purposes of financing the acquisition of the Purchased Vessel, then Natixis shall maintain its participation percentage in the Loan as originally transferred or assigned to it pursuant to Clause 13.11(a)(iv)) and (ii) be irrevocable.

(c)
The Borrower shall notify the Facility Agent in writing of any cancellation of the available USD Facility and shall not cancel all or part of the available USD Facility without providing evidence satisfactory to the Facility Agent and the Funding Entity that it has the adequate financial resources available to it to pay all sums contractually due to the Builder at the delivery of the Purchased Vessel.

2.5	Cancellation due to Lender Illegality

(a)
If, prior to the Disbursement Date, it becomes unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement, any other Finance Document and/or the Funding Agreement, then such Lender shall promptly notify the Facility Agent upon becoming aware of such event and the Facility Agent shall then notify the Borrower.

(b)	Upon the Borrower being so notified, the Commitments of such affected Lender shall be cancelled.

2.6	Delayed Delivery

(a)
If, after the Borrower has provided a Drawing Request, the delivery of the Purchased Vessel is delayed beyond the date contemplated by such Drawing Request, such Drawing Request shall remain valid for five (5) Business Days.  At 3:00 p.m. (Paris time) on the (5th) such Business Day (the “Request Withdrawal Time”), if the Loan has not been made (and therefore the Disbursement Date has not occurred), the Drawing Request shall be deemed withdrawn (except for the Borrower’s election of the interest rate applicable to the Loan as set forth in the initial Drawing Request).  After the Request Withdrawal Time, the Borrower shall be permitted to submit another Drawing Request upon ascertaining the revised delivery schedule for the Purchased Vessel, and the Borrower shall be permitted to repeat the process described in this Clause 2.6 (Delayed Delivery) as necessary (provided that, for the avoidance of doubt, in no event shall the disbursement of the Loan be made after the Commitments Termination Date).

(b)
The Borrower shall pay during any such delays (other than a delay where the Loan is made prior to the Request Withdrawal Time, in which case interest shall accrue on the Loan in accordance with Clause 5.3 (Interest Provisions)) an amount equal to interest calculated at the rate equal to the difference (if positive) between (i) the Floating Rate and (ii) EONIA for the period from (and including) the proposed Disbursement Date specified in the delayed Drawing Request until (and excluding) the earlier of the Commitments Termination Date and, if relevant, the date on which the delayed Drawing Request is deemed withdrawn pursuant to paragraph (a) above.

(c)
During any such delays, the Borrower shall diligently keep the Facility Agent informed as to the progress of the Purchased Vessel’s construction and finalisation and the expected timing of its delivery.

2.7	Automatic Cancellation

(a)
If, prior to receipt by the Facility Agent of the Drawing Notice, it becomes illegal for the Funding Entity to perform its obligations under the Funding Agreement in respect of any Lender, then the Available Commitments of that Lender shall be automatically cancelled without liability for the Borrower for any Funding Losses, premium or penalties.

(b)
Notwithstanding anything to the contrary herein, all Available Commitments shall be automatically cancelled and terminated on the Commitments Termination Date.  So long as the Borrower has either not served a Drawing Request or has borrowed the full amount requested in its Drawing Request, any such cancellation and termination of the Available Commitments shall not itself result in liability for the Borrower for any Funding Losses, premium or penalties.

2.8	Cancellation for Non–Exercise Premium

(a)
The Commitments shall be automatically reduced by an amount equal to sixty four per cent. (64%) of the Non-Exercise Premium (as such premium is capped pursuant to Clause 2.2(a)(i)(B)) if the Non-Exercise Premium does not become payable in accordance with the terms of the Construction Contract.  Any reduction shall take effect on the date on which the Non-Exercise Premium ceases to be payable in accordance with the terms of the Construction Contract.

(b)	Any cancellation under this Clause 2.8 (Cancellation for Non-Exercise Premium) shall (i) reduce the Commitments of the Lenders ratably and (ii) be irrevocable.

2.9	Construction Contract

The parties to this Agreement acknowledge that, except as otherwise expressly provided in the Finance Documents or any other documents executed in connection herewith or therewith, none of the Finance Parties shall have any responsibility or liability whatsoever regarding any performance or non-performance by any party to the Construction Contract and that (other than in their capacity as a finance party under the Construction Financing pursuant to the documents executed by them in connection therewith) no Finance Party shall have any right or obligation to intervene in any dispute in connection with or arising out of such performance or non-performance and any such dispute shall not entitle the Borrower or any of its Affiliates to any claim towards any Finance Party.

2.10	Independence of Borrower’s Obligations

The Borrower acknowledges that its obligations under this Agreement, including its obligation to repay the Loan, are independent of the Construction Contract, and this Agreement and the performance by the Borrower of its obligations hereunder shall not be invalidated, suspended or limited in any way by any termination, rescission, cancellation, invalidation, non-performance or non-completion of the Construction Contract or any other contract, agreement or arrangement relating thereto (other than the Finance Documents) or any dispute or claim between the Borrower and/or the Builder and/or any suppliers and/or any other third parties under or in connection with the Construction Contract, or any defence thereto, or any insolvency proceedings relating to the Builder or any other Person.

2.11	Finance Parties’ Rights and Obligations

(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	DISBURSEMENT PROCEDURES; BORROWER’S PAYMENT INSTRUCTIONS

3.1	Availability of Facility

(a)	The Facility shall be made available to the Borrower in one (1) disbursement.

(b)	Upon the terms and subject to the conditions of this Agreement, the Facility shall be available for drawing by the Borrower on any Business Day on or prior to the Commitments Termination Date.

3.2	Delivery of a Drawing Request

The Borrower may utilise the Facility by delivery of a duly completed Drawing Request to the Facility Agent at or before 10:00 a.m. (Paris) time, not less than seven (7) Business Days in advance of the Scheduled Delivery Date of the Purchased Vessel.  The Facility Agent shall promptly notify each Lender and the Funding Entity of any Drawing Request by forwarding a copy thereof to each Lender and the Funding Entity, together with its attachments.

3.3	Completion of a Drawing Request

(a)	Subject to Clause 2.6 (Delayed Delivery), a Drawing Request is irrevocable.

(b)	A Drawing Request will not be regarded as having been duly completed unless:

(i)	it is signed and delivered by an Authorised Officer;

(ii)	the currency and amount of the requested disbursement comply with Clause 3.4 (Currency and Amount of Disbursement); and

(iii)	all supporting documentation described therein is provided to the Facility Agent together with such Drawing Request.

3.4	Currency and Amount of Disbursement

(a)	The currency of the disbursement requested in the Drawing Request shall be Euros.

(b)	The amount of the Loan shall be the amount specified in the Drawing Request.

(c)	The Drawing Request shall not request a disbursement for more than the aggregate of the Available Commitments.

3.5	Disbursement

(a)
Without prejudice to the Lenders’ obligations under Clause 2.3 (Commitments of the Lenders), the Loan shall, on the terms and subject to the conditions of this Agreement, be made on the Business Day specified in the Drawing Request.  To the extent that funds are received by the Facility Agent from the Lenders pursuant to Clause 2.3 (Commitments of the Lenders), the Facility Agent shall, without any set-off, counterclaim or deduction and subject to Clause 12.3 (Funding Reliance, etc.), make such funds available to the Borrower on the Business Day specified in the Drawing Request by wire transfer of same day funds to the account or accounts the Borrower shall have specified in its Drawing Request.

(b)
Notwithstanding anything to the contrary herein, each Lender and the Facility Agent may fulfill its obligation to make or continue the Loan hereunder by causing the Funding Entity to fund the Loan to the Facility Agent, and the Loan shall nonetheless be deemed to have been made by the Facility Agent on behalf of the Lenders and to be held by the Lenders, and the obligation of the Borrower to repay the Loan shall nevertheless be to the Lenders.

3.6	Borrower’s Payment Instructions

The Lenders shall not be obliged to make the Facility available except in the apportionments set out in Clause 2.2 (Purpose).  Accordingly, the Borrower hereby irrevocably instructs the Facility Agent, upon the satisfaction of the conditions set forth in Clause 4 (Conditions Precedent) and subject to the other terms and conditions of this Agreement, to disburse the proceeds of the Loan in accordance with the apportionment set out in Clause 2.2 (Purpose).

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent to Effectiveness

The entry into force of this Agreement is subject to the condition that, on or prior to the date hereof, the Facility Agent shall have confirmed in writing to the Borrower and the other Finance Parties that it has received (or waived in writing) the following documents and evidence, each in form and substance satisfactory to the Facility Agent:

(a)	Resolutions, etc.

(i)
a certificate of the Borrower’s Secretary or Assistant Secretary as to the incumbency of the Borrower’s Authorised Officers (including a specimen of each such Authorised Officer’s signature) and as to the truth and completeness and continuing force and effect of the attached:

(A)
resolutions of the Borrower’s Board of Directors authorising the execution, delivery and performance of this Agreement and each other Finance Document (including for the avoidance of doubt any Drawing Request); and

(B)	Organic Documents of the Borrower,

upon which certificate the Lenders may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

(ii)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;

(b)	Finance Documents

this Agreement and each Fee Letter, in each case duly executed by each of the parties hereto and thereto;

(c)	Opinions of Counsel

opinions, addressed to:

(i)	the Facility Agent, each Original Lender, each Mandated Lead Arranger, the Documentation Bank and the Funding Entity, from:

(A)	Watson, Farley & Williams LLP, counsel to the Borrower, as to Liberian law; and

(B)	White & Case LLP, counsel to the Lenders, as to English law; and

(ii)
the Facility Agent, each Original Lender, each Mandated Lead Arranger and the Documentation Bank, from White & Case LLP, United States tax counsel to the Lenders, as to the U.S. tax treatment and the U.S. tax consequences for the Lenders of the transactions contemplated by the Finance Documents, each of which shall also be in form and substance satisfactory to the Mandated Lead Arrangers;

(d)	Process Agent Appointment

evidence that the Borrower’s process agent described in Clause 13.14(d) has accepted its appointment;

(e)	Funding Agreement

an original of the Funding Agreement duly executed by each of the parties thereto, and evidence that the Funding Agreement is in full force and effect;

(f)	Funding Entity’s Security

an original of each acknowledgement, consent or other agreement of the Borrower (in each case duly executed by an Authorised Officer) with respect to any delegation, pledge or assignment by the Lenders of their rights under the Finance Documents in favour of the Funding Entity, in each case in the form agreed with the Borrower prior to the execution of this Agreement; and

(g)	Funds Flow Agreement

the substantially agreed form of the Funds Flow Agreement.

4.2	Conditions Precedent to Disbursement

The obligations of the Lenders to fund the Loan and of the Facility Agent to disburse the Loan on the Disbursement Date are subject to the Facility Agent’s receipt (or waiver in writing), prior to or concurrently with the disbursement of the Loan, of the following documents, information, evidence and confirmations, each in form and substance satisfactory to the Facility Agent:

(a)	Resolutions, etc.

(i)
a certificate of the Borrower’s Secretary or Assistant Secretary as to the continuing truth, completeness, force and effect of the documents described in Clause 4.1(a)(i), upon which certificate the Lenders may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificates; and

(ii)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;

(b)	Drawing Requests

(i)	a Drawing Request satisfying the requirements of Clause 3.3 (Completion of a Drawing Request); and

(ii)	the drawing request under the USD Facility Agreement.

(c)	Opinions of Counsel

opinions, addressed to the Facility Agent, each Lender, each Mandated Lead Arranger, the Documentation Bank and the Funding Entity, from:

(i)	Watson, Farley & Williams LLP, counsel to the Borrower, updating the opinion as to Liberian law provided under Clause 4.1(c)(i);

(ii)	White & Case LLP, counsel to the Lenders, as to English law (if required); and

(iii)	any other counsel the opinion of which the Lenders’ external legal counsel reasonably advises,

each of which shall also be in form and substance satisfactory to the CP Banks;

(d)	Fees, Expenses, etc.

evidence that the Facility Agent shall have received all duly invoiced fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the other Finance Parties, including under any Fee Letter) that are due and payable as of the Disbursement Date and all invoiced and documented expenses of the Finance Parties (including the agreed fees and expenses of counsel to the Finance Parties) required to be paid by the Borrower pursuant to Clause 13.5 (Payment of Costs and Expenses) or that the Borrower has otherwise agreed in writing to pay to the Finance Parties, in each case on or prior to the Disbursement Date;

(e)	Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.

confirmation that, both before and after giving effect to the disbursement of the Loan, the following statements shall be true and correct:

(i)
the representations and warranties set forth in Clause 7 (Representations and Warranties) (other than Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract)  are true and correct in all material respects (except for any such representations and warranties that are qualified by materiality or the non-existence of a Material Adverse Effect, which are true and correct in all respects), in each case by reference to the facts and circumstances then existing; and

(ii)
no Default, Event of Default or Mandatory Prepayment Event, and no event which (with the expiry of a grace period, the giving of notice or both) will become a Mandatory Prepayment Event, has occurred and is continuing or is reasonably likely to occur upon the disbursement of the Loan;

(f)	Construction Contract

(i)	originals of:

(A)	a certificate signed by an Authorised Officer, certifying as true and complete an attached copy of the Construction Contract duly signed by the Borrower and the Builder;

(B)
a certificate of an Authorised Officer and an authorised officer of the Builder, specifying the date on which the Construction Contract entered into force and confirming that it remains in full force and effect in accordance with its terms and has not been suspended, repudiated, invalidated, terminated or cancelled (in whole or in part);

(C)	a written confirmation by the Builder, countersigned by the Borrower, of the aggregate amount of the Non-Yard Costs accounted by the Builder;

(D)	a written confirmation by the Builder, countersigned by the Borrower, of the aggregate amount of the signed Change Orders; and

(E)	a power of attorney or other signing authorities for the Builder’s authorised officers who are signing any documentation on its behalf; and

(ii)	a copy of the protocol of delivery and acceptance under the Construction Contract, duly signed by the Borrower and the Builder and certified as true by the Borrower;

(g)	Commercial Invoice and Proof of Past Payments

(i)	an original duly executed invoice from the Builder containing a breakdown of the Delivery Installment, with details of the payments already made to the Builder under, or of the financed portion of:

(A)	the Basic Cash Contract Price;

(B)	the Non-Exercise Premium (if any);

(C)	the aggregate amount of the Change Orders payable to the Builder, or reimbursable to the Borrower (Borrower-Paid Change Orders); and

(D)	the aggregate amount of the utilised NYC Allowance to be reimbursed to the Borrower;

(ii)
copies of credit advices or bank statements from the Builder’s bank, duly certified as true by the Builder, evidencing that all Installments (other than the Delivery Installment) and all other amounts required to be paid under the Construction Contract have been paid by the Borrower to the Builder, and received by the Builder, in accordance with the terms of the Construction Contract; and

(iii)	evidence establishing the average rate of currency hedges entered into by the Borrower for payment in Dollars of the Non-Yard Costs; and

(h)	No Liens

evidence that no Lien, other than the Mortgage, is recorded over the Purchased Vessel.

(i)	Delivery Installment

confirmation by the facility agent under the Construction Financing of receipt of the funds corresponding to 20% of the Delivery Installment.

4.3	Additional Conditions Precedent to Disbursement

The obligations of the Lenders to fund the Loan and of the Facility Agent to disburse the Loan on the Disbursement Date are subject to the Facility Agent being satisfied that:

(a)	COFACE Insurance Policy

the COFACE Insurance Policy is in full force and effect (subject only to the full payment of the COFACE Premium) and has not been suspended, repudiated, terminated, invalidated or cancelled (in whole or in part), which shall be in form and substance satisfactory to the CP Banks;

(b)	Funding Agreement

(i)
the Funding Agreement has not been repudiated, terminated or cancelled, in whole or in part, provided that this condition shall not apply if such repudiation, termination or cancellation (as the case may be) is due to the gross negligence or wilful misconduct under the Funding Agreement of one or more Finance Parties; and

(ii)	the Funding Entity has disbursed all funds under the Funding Agreement that are required for the Lenders to make the Loan under this Agreement; and

(c)	COFACE Insurance Policy Amendment

the COFACE Insurance Policy Amendment is in form and substance satisfactory to the CP Banks and is approved and executed by and between COFACE, the Facility Agent and the Lenders.

4.4	Form of Conditions Precedent

(a)
For purposes of the entry into force of this Agreement, each of the documents and evidence described in Clause 4.1 (Conditions Precedent to Effectiveness) shall be received by the Facility Agent in original, hard copy or electronic copy format; provided that (i) only originals of the duly executed Funding Agreement and each of the documents described in Clause 4.1(f) (Funding Entity’s Security) shall be acceptable to the Facility Agent and (ii) the parties agree to use reasonable efforts to ensure that any other documents and/or evidence accepted by the Facility Agent in hard copy or electronic copy format shall be replaced by originals thereof promptly following the date of this Agreement.

(b)	For purposes of the funding and disbursement of the Loan, each of the documents and evidence described in Clause 4.2 (Conditions Precedent to Disbursement) shall be received by the Facility Agent in original, hard copy or electronic copy format; provided that:

(i)
whereas a hard copy or electronic copy of the duly executed Drawing Request and all supporting documentation described therein shall be acceptable to the Facility Agent for purposes of Clause 3.2 (Delivery of a Drawing Request), the Borrower shall deliver originals thereof to the Facility Agent prior to the disbursement of the Loan;

(ii)
only originals of the certificates, confirmations and power of attorney described in Clause 4.2(f)(i) (Construction Contract) and the invoice described in Clause 4.2(g)(i) (Invoice and Proof of Past Payments) shall be acceptable to the Facility Agent for purposes of satisfying such conditions; and

(iii)
the parties agree to use reasonable efforts to ensure that any other documents and/or evidence accepted by the Facility Agent in copy or electronic format shall be replaced by originals thereof promptly following the Disbursement Date.

4.5	Facility Agent’s Responsibility

(a)
The Facility Agent shall provide the Borrower with an original of any document executed by the Borrower pursuant to Clause 4.1(f) (Funding Entity’s Security), in each case duly executed by all parties thereto.

(b)
The Facility Agent’s responsibility for examination of the documents presented pursuant to this Clause 4 (Conditions Precedent) shall be limited to establishing that they appear on their face to comply with the documents specified above within the meaning of article 14a of the Uniform Customs and Practice for Documentary Credits (2007 Revision) of the International Chamber of Commerce (Publication nr. 600).  For the avoidance of doubt, documents which appear on their face to be inconsistent with one another shall not be considered to be in order.

(c)
The Facility Agent shall not be liable for any delay in the making of the Loan occasioned by any request which it may make for information or documentation referred to in this Clause 4 (Conditions Precedent) or by any reasonable request it may make for clarification in case of material discrepancies or material missing information in relation to the documents referred to in this Clause 4 (Conditions Precedent).

(d)
With respect to the conditions precedent set forth in Clause 4.2(e) (Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.) to (h) (No Liens), the Facility Agent may (but is not required to) rely on information provided by the Borrower, including the information set forth in the Drawing Request.

(e)
Paragraphs (b) and (d) above apply as between the Finance Parties only and do not affect or change in any way the rights and obligations of the Borrower under the Finance Documents and do not, directly or indirectly, result in any increased or additional cost or liability to the Borrower.

4.6	Waiver

The conditions specified in this Clause 4 (Conditions Precedent) are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent (upon instructions from all Lenders in the case of Clause 4.1 (Conditions Precedent to Effectiveness) and instructions from the Required Lenders in all other cases) with, to the extent required as determined by the Facility Agent, the consent of COFACE and the Funding Entity, provided that any waiver of or in respect of the conditions specified in Clause 4.1(e) (Funding Agreement) or Clause 4.1(g) (Funds Flow Agreement) shall be subject to the prior written consent of the Borrower.

5.	REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

5.1	Repayments

(a)
Subject to paragraph (b) below, the Borrower shall repay the Loan as from the Starting Date of Repayment in twenty-four (24) consecutive and equal semi-annual installments on the dates and in the amounts set out in Schedule B (Repayment Schedule), the first of which shall occur six (6) months after the Starting Date of Repayment and the last of which shall occur on the Final Maturity Date.

(b) (i)	Schedule B (Repayment Schedule) has been prepared as at the date of this Agreement on the assumptions that:

(A)	the Disbursement Date will be the Original Scheduled Delivery Date;

(B)	the principal amount of the Loan advanced under this Agreement will be the Maximum Loan Amount; and

(C)	the Loan will not be prepaid in whole or in part.

(ii)
If any of these assumptions proves to be incorrect then, as soon as reasonably practicable, the Facility Agent shall, in consultation with the Borrower and the Funding Entity, prepare a substitute Schedule B (Repayment Schedule) on the same basis as the existing Schedule B (Repayment Schedule) but reflecting the correct Disbursement Date, amount of the Loan advanced or, as the case may be, principal amount of the Loan outstanding after any such prepayment.

(iii)
The Facility Agent shall provide the Lenders, the Borrower and the Funding Entity with a copy of the substitute Schedule B (Repayment Schedule) promptly following its preparation and in any event at least ten (10) Business Days prior to the first or, as applicable, next Repayment Date.

(iv)
Upon the receipt by the Lenders and the Borrower of the substitute Schedule B (Repayment Schedule), subject to there being no manifest error therein, such substitute schedule will replace the existing Schedule B (Repayment Schedule) and all repayments of the Loan will, subject to the further application of clause (i)

above, be made in accordance with the substitute Schedule B (Repayment Schedule).

(c) (i)
If with respect to any date on which an amount of principal and/or interest is due and payable by the Borrower under this Agreement (the “EUR Amount”) and an amount of principal and/or interest is due and payable by the Borrower under the USD Facility Agreement (the “USD Amount”), the Borrower becomes aware that it will be making a payment that is not sufficient to pay in full both the EUR Amount and the USD Amount (a “Short Payment”), the Borrower shall inform the Facility Agent and the USD Facility Agent thereof in advance in writing and shall share the Short Payment such that each of the Facility Agent and the USD Facility Agent receives the payment to be made to it under each of the Agreement and the USD Facility Agreement on a pro rata and pari-passu basis as provided in paragraph (ii) below.

(ii)
Such pro rata and pari-passu payment shall be made by reference to the then outstanding principal amount of the Loan and the then outstanding principal amount of the loan under the USD Facility Agreement (after converting the same into EUR at the Applicable Spot Rate on that date).

(iii)
The Borrower only (and, for the avoidance of doubt, not the Finance Parties or the USD Finance Parties) shall be responsible for the ongoing monitoring of the pro-rata and pari-passu payment share so that any Short Payment is made on a pro rata and pari-passu basis between the Lenders and the USD Facility Lenders.  If the Borrower fails to comply with the provisions of this Clause 5.1(c), no Finance Party shall be required to repay to the Borrower or to any USD Facility Finance Party any amount received from the Borrower as payment for the EUR Amount or the USD Amount, as the case may be.

(iv)
On the date on which the Borrower makes a Short Payment it shall provide reasonable written details to each of the Facility Agent and the USD Facility Agent of (A) the then outstanding principal amount of the Loan and the then outstanding principal amount of the loan under the USD Facility Agreement (converted into EUR at the Applicable Spot Rate on that date) and (B) how it calculated the apportionment of the Short Payment, including a screen shot of the Applicable Spot Rate.

(v)
The provisions of this Clause 5.1(c) are not to be regarded as a waiver by any Finance Party of any failure by the Borrower to pay in full any EUR Amount on the relevant due date and the compliance by the Borrower with the provisions of this Clause 5.1(c) will not in any way preclude the application of the provisions of Clause 10.1(a) (Non-Payment of Obligations) if the full amount of the relevant payment is not made within the applicable remedy period.

(d)	No amounts repaid by the Borrower under this Agreement may be reborrowed by the Borrower.

(e)	Upon the occurrence of the Starting Date of Repayment in accordance with the provisions of this Agreement, the Facility Agent shall notify such date to the Borrower and the USD Facility Agent.

5.2	Prepayment

(a)	The Borrower:

(i)	may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

(A)	any such voluntary prepayment shall require:

(I)	if the Loan is accruing interest at the Fixed Rate, at least forty five (45) days’ prior written notice to the Facility Agent; and

(II)	if the Loan is accruing interest at the Floating Rate, at least fifteen (15) days’ prior written notice to the Facility Agent,

each of which notice shall be irrevocable and shall be promptly forwarded by the Facility Agent to the Lenders and (if the Funding Agreement is then in effect) the Funding Entity and the Funding Agents and (if the Fixed Rate applies) Natixis DAI; and

(B)
any such voluntary partial prepayment shall be in a minimum amount of five million Euros (EUR 5,000,000) (or the remaining amount of the Loan) and a multiple of one million Euros (EUR 1,000,000) and shall (except as provided in the COFACE Insurance Policy) be applied against the outstanding repayment installments of the Loan set out in Schedule B (Repayment Schedule), as substituted in accordance with Clause 5.1(b), in the inverse order of the maturity thereof; and

(ii)
shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Clause 10.2 (Action if Bankruptcy) or Clause 10.3 (Action if Other Event of Default) or the mandatory prepayment of the Loan pursuant to Clause 11.2 (Mandatory Prepayment), repay the Loan, all accrued and unpaid interest on the Loan and all other Obligations payable to the Finance Parties.

(b)
Each prepayment of the Loan made in accordance with this Clause 5.2 (Prepayment) shall be subject to the payment of any Funding Losses but otherwise without any premium or penalty, provided that no Funding Losses shall be payable in connection with any such prepayment if the Floating Rate applies and such prepayment is made on the last day of an Interest Period.

(c)	No amounts prepaid by the Borrower pursuant to this Clause 5.2 (Prepayment) may be reborrowed by the Borrower.

5.3	Interest Provisions

Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Clause 5.3 (Interest Provisions).

(a)	Rates

The Loan shall accrue interest from the Starting Date of Repayment to the date of repayment or prepayment of the Loan in full to the Lenders at the rate (which shall be the Fixed Rate or the Floating Rate) elected by the Borrower pursuant to paragraph (b) below, provided that, with respect to any period from (and including) the proposed Disbursement Date specified in a Drawing Request that is delayed pursuant to Clause 2.6(a) until (and excluding) the Disbursement Date, the Loan shall accrue interest at a rate equal to the difference (if positive) between (i) the Fixed Rate or the Floating Rate, as applicable (as elected by the Borrower pursuant to paragraph (b) below), and (ii) EONIA for such period.  Interest accrued on the Loan shall, subject to paragraph (d) below, be payable semi-annually in arrear on the Repayment Dates set out in Schedule B (Repayment Schedule), as substituted in accordance with Clause 5.1(b).  The Loan shall bear interest on a day-to-day basis during each Interest Period at the interest rate determined hereunder as being applicable to the Loan.

(b)	Election of Interest Rate

(i)	The Borrower shall elect to pay interest on the Loan at the Fixed Rate or the Floating Rate, after which such elected interest rate shall apply to the Loan.

(ii)
Such election shall be made in the initial Drawing Request provided by the Borrower and, regardless of the application of Clause 2.6 (Delayed Delivery) (if applicable), such election shall be irrevocable.

(c)	Post-Maturity Rates

After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable (including, for the avoidance of doubt, the Commitment Fee or any fee payable under any Fee Letter), the Borrower shall pay on first demand, but only to the extent permitted by relevant and applicable law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum equal to:

(i)	with respect to any Funded Loan Portion, the sum of the Fixed Rate or Floating Rate, as applicable, plus two per cent. (2.0%) per annum; and

(ii)	with respect to any other monetary Obligation, the sum of EONIA plus three point fifteen per cent. (3.15%) per annum.

(d)	Interest Payment Dates

(i)	Without prejudice to paragraph (c) above or clause (ii) below, interest accrued on the Loan shall be payable, without duplication, on:

(A)	each Repayment Date;

(B)	the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

(C)
with respect to any portion of the Loan the repayment of which is accelerated pursuant to Clause 10.2 (Action if Bankruptcy) or Clause 10.3 (Action if Other Event of Default), immediately upon such acceleration.

(ii)
Interest accrued on the Loan or any other monetary Obligation arising under or in connection with this Agreement after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

5.4	Commitment Fee

(a)	The Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the daily Available Commitment of each Lender equal to:

(i)
zero point fifteen per cent. (0.15%) per annum for the period commencing on (and including) the date hereof and ending on (but excluding) the earlier of the date falling two (2) years prior to the Original Scheduled Delivery Date (the “First Calculation Period End Date”, being 29 April 2014) and the Commitments Termination Date;

(ii)
if the Commitments Termination Date has not occurred prior to the First Calculation Period End Date, zero point twenty five per cent. (0.25%) per annum for the period commencing on (and including) the First Calculation Period End Date and ending on (but excluding) the earlier of the date falling one (1) year prior to the Original Scheduled Delivery Date (the “Second Calculation Period End Date”, being 29 April 2015) and the Commitments Termination Date; and

(iii)
if the Commitments Termination Date has not occurred prior to the Second Calculation Period End Date, zero point thirty per cent. (0.30%) per annum for the period commencing on (and including) the Second Calculation Period End Date and ending on (but excluding) the Commitments Termination Date.

(b)
The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender in arrear as from the date of this Agreement on (i) the date falling six (6) months after the date hereof, (ii) the last day of each six (6) month period thereafter ending prior to the Commitments Termination Date and (iii) the Commitments Termination Date.

5.5	Other Fees

The Borrower agrees to pay to the Facility Agent the fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

5.6	Calculation Basis

All interest and fees under the Finance Documents (including, for the avoidance of doubt, the Commitment Fee and any fee payable under any Fee Letter, and excluding any “flat” fees) shall be calculated on the basis of the actual number of days elapsed over a year comprised of three hundred and sixty (360) days.

5.7	Currency

All payments by the Borrower under the Finance Documents shall be made in Euros.  The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

6.	EURIBOR-RELATED PROVISIONS; FUNDING LOSSES; INCREASED CAPITAL COSTS; TAXES; RESERVE COSTS; PAYMENTS; ETC.

6.1	EURIBOR Determination; Replacement Reference Banks

(a)
Where the Floating Rate applies in respect of any Funded Loan Portion, the determination of EURIBOR made by the Funding Entity pursuant to the Funding Agreement as notified to the Borrower by the Facility Agent shall be applicable for the purposes of this Agreement.

(b)
In respect of any Unfunded Loan Portion, the Facility Agent shall obtain from each Reference Bank timely information for the purpose of determining EURIBOR in the event that EURIBOR is to be determined pursuant to paragraph (b) of the definition thereof.  If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Facility Agent, the Facility Agent shall determine EURIBOR on the basis of the information furnished by the remaining Reference Banks.  If a Reference Bank ceases for any reason to be able and willing to act as such, the Facility Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders (and, if the Funding Agreement is then in effect, subject to the Funding Entity’s approval), appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder.  The Facility Agent shall furnish to the Borrower and to the Lenders each determination of EURIBOR made by reference to quotations of interest rates furnished by Reference Banks.

6.2	EURIBOR Lending Unlawful

If, after the date hereof, the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over any Lender or the Funding Entity asserts that it is unlawful for such Lender or the Funding Entity to make, continue or maintain the Loan, its participation therein or the refinancing under the Funding Agreement (as applicable) bearing interest at a rate based on EURIBOR, then the obligation of such Lender or the Funding Entity, as the case may be, to make, continue or maintain its participation in the Loan or the refinancing under the Funding Agreement (as applicable) shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender (in the case of the Funding Entity, either directly or through the Funding Agents), forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its participation in the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its participation in the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower (and, if the Funding Agreement is then in effect, approved by the Funding Entity) that is the equivalent of the sum of EURIBOR for the relevant Interest Period plus the Floating Rate Margin plus the Mandatory Cost, if any.

6.3	Market Disruption in respect of a Funded Loan Portion

(a)	In the event that the Borrower has elected to pay interest on the Loan at the Floating Rate then the provisions of paragraph (b) below shall apply in respect of any Funded Loan Portion.

(b)
If the Funding Entity makes a claim pursuant to clause 13 (Modifications du Calcul des Intérêts) of the Funding Agreement, the Facility Agent shall promptly deliver the details of such claim to the Borrower and the Borrower shall pay promptly to the Facility Agent for onward payment to the Funding Entity the amount so claimed by the Funding Entity.

(c)	Save for the claims of the Funding Entity referred to in paragraph (b) above, the Lenders shall not be entitled to make any claim for market disruption for Funded Loan Portions.

(d)
The Facility Agent shall use reasonable efforts to obtain from the Funding Entity the relevant supporting details, and solely if such details are provided by the Funding Entity shall they be provided to the Borrower.

6.4	Market Disruption in respect of an Unfunded Loan Portion

(a)	In the event that the Borrower has elected to pay interest on the Loan at the Floating Rate then the provisions of paragraph (b) below shall apply in respect of any Unfunded Loan Portion.

(b)	If:

(i)
at or about noon (Paris time) on the Quotation Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR (for the purposes of paragraph (b) of such definition) for Euros for the relevant Interest Period; or

(ii)	before close of business in Paris, France on the Quotation Date for the relevant Interest Period, the Facility Agent receives a duly evidenced notification from one or more Lenders whose aggregate participations in the Unfunded Loan Portion exceed forty two point five per cent. (42.5%) of the Loan (excluding the participation of any Lender who is participating in the Unfunded Loan Portion by reason of its funding under the Funding Agreement having been suspended, repudiated, terminated or cancelled, in whole or in part, due to its gross negligence or wilful misconduct (an “excluded Lender”) and subject to the respective participations of the other Lenders participating in the Unfunded Loan Portion being notionally and proportionally increased to account for such disqualification of the excluded Lender’s participation) that the cost to them of obtaining matching deposits in the European interbank market for the relevant Interest Period would be in excess of EURIBOR, then in any such case the Facility Agent shall promptly give notice thereof to the Borrower and each of the Lenders together with copies of each of the notices and evidence provided to the Facility Agent pursuant to clause (i) and/or (ii) above (hereinafter called a “Market Disruption Notice”).

(c)
Upon the issuance of a Market Disruption Notice pursuant to paragraph (b)(i) above, the rate of interest on any affected Lender’s participation in the Unfunded Loan Portion for the relevant Interest Period shall (after consultation with the Facility Agent and the other Lenders) be the percentage rate per annum which is the sum of the Floating Rate Margin, the Mandatory Cost applicable to that Lender’s participation in the Unfunded Loan Portion (if any) and the rate notified to the Facility Agent and the Borrower by such Lender as soon as practicable and in any event before the close of business in France on the second (2nd) Business Day after the Quotation Date, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Unfunded Loan Portion for the relevant Interest Period from whatever source it may reasonably select, the details of which shall be stated in that Lender’s notice; and

(d)
Upon the issuance of a Market Disruption Notice pursuant to paragraph (b)(ii) above, the rate of interest on each affected Lender’s participation in the Unfunded Loan Portion for the relevant Interest Period shall (after consultation with the Facility Agent and the other Lenders) be the percentage rate per annum which is the sum of the Floating Rate Margin, the Mandatory Cost applicable to that Lender’s participation in the Unfunded Loan Portion (if any) and a rate that is the weighted average (in proportion to each affected Lender’s participation in the Unfunded Loan Portion) of the rates notified to the Facility Agent and the Borrower by each of the affected Lenders as soon as practicable and in any event before the close of business in France on the second (2nd) Business Day after the Quotation Date to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Unfunded Loan Portion for the relevant Interest Period from whatever source it may reasonably select, the details of which shall be stated in that Lender’s notice.

(e)
If a Market Disruption Notice has been issued and the Borrower so requires, the Facility Agent, the Lenders and the Borrower shall negotiate in good faith for a period of not more than fifteen (15) Business Days with a view to agreeing upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement.  Any such agreed and approved interest rate and interest period (or interest periods) shall, with the prior consent of the Lenders and the Borrower, be binding on all parties hereto.  For the avoidance of doubt, in the event that no substitute basis is agreed upon pursuant to this paragraph (e) by the end of the fifteen (15) Business Day period, then the rate of interest for the Unfunded Loan Portion shall continue to be the rate otherwise determined in accordance with the terms of this Agreement.

(f)
In the event that the circumstances described in paragraph (a) above shall extend beyond the end of the relevant Interest Period or any other interest period agreed pursuant to paragraph (d) above or shall occur in respect of any other Interest Period or other interest period, as the case may be, the procedures described in paragraphs (b), (c) and/or (e) above, as applicable, shall apply and shall be repeated as often as may be necessary and in respect of each Interest Period or other interest period affected by such circumstances.

6.5	Increased Loan Costs, etc.

(a)
If, after the date hereof, a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or the compliance by any Lender or the Funding Entity with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority, including any agency of the European Union or similar monetary or multinational authority, insofar as it may be changed or imposed after the date hereof, shall:

(i)
subject any Lender or the Funding Entity to any tax with respect to its participation in the Loan or any part thereof or the refinancing under the Funding Agreement or any part thereof (as applicable) imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Clause 6.8 (Taxes), withholding taxes); or

(ii)
change the basis of taxation to any Lender or the Funding Entity (other than a change in taxation on the overall net income of such Lender or the Funding Entity, as the case may be) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement, the other Finance Documents and/or the Funding Agreement, as applicable; or

(iii)
impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Clause 6.7 (Increased Capital Costs) and the reserve costs described in Clause 6.9 (Reserve Costs)) or other banking or monetary controls or requirements which affect the manner in which a Lender or the Funding Entity shall allocate its capital resources to its obligations hereunder or under the Funding Agreement or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, such Lender or the Funding Entity (provided that such Lender or the Funding Entity, as the case may be, shall, unless prohibited by law, allocate its capital resources to its obligations hereunder or under the Funding Agreement, as applicable, in a manner which is consistent with its present treatment of the allocation of its capital resources); or

(iv)	impose on any Lender or the Funding Entity any other condition affecting its participation in the Loan or the refinancing under the Funding Agreement (as applicable) or any part thereof,

and the result of any of the foregoing is either (A) to increase the cost to such Lender or the Funding Entity of making or maintaining its participation in the Loan or any part thereof or the refinancing under the Funding Agreement or any part thereof (as applicable), (B) to reduce the amount of any payment received by such Lender or the Funding Entity or its effective return hereunder or under the Funding Agreement (as applicable) or on its capital or (C) to cause such Lender or the Funding Entity to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder or the Funding Entity under the Funding Agreement, as applicable, then, in any such case, if such increase or reduction in the opinion of such Lender or the Funding Entity, as the case may be, materially affects the interests of such Lender or the Funding Entity, as applicable:

(I)	solely with respect to the Lenders, such Lender shall notify the Facility Agent who shall then notify the Borrower of the occurrence of such event;

(II)	solely with respect to the Funding Entity, the Facility Agent shall notify the Borrower of the occurrence of such event; and

(II)
in any such case, the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender or the Funding Entity, as the case may be, such amount as is necessary to compensate such Lender or the Funding Entity for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment.

(b)
Any notice provided pursuant to paragraph (a)(I) or (II) above shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof and (ii) set forth the amount of such additional cost and, with respect to the Funding Entity, shall be accompanied by a copy of any relevant notice and supporting documentation provided by the Funding Entity (and received by the Facility Agent, directly or through the Funding Agents) under clause 16.2 (Réclamations) of the Funding Agreement.  If the Facility Agent (directly or through the Funding Agents) has not received such relevant notice and/or supporting documentation from the Funding Entity in accordance with the Funding Agreement, the Facility Agent (directly or through the Funding Agents) shall request the same from the Funding Entity for purposes of this paragraph (b).

(c)
Failure or delay on the part of any Lender or the Funding Entity to demand compensation pursuant to this Clause 6.5 (Increased Loan Costs, etc.) shall not constitute a waiver of such Lender’s or the Funding Entity’s, as applicable, right to demand such compensation.

6.6	Funding Losses

(a)	The Borrower shall pay:

(i)	all losses or expenses incurred by the Lenders in respect of an Unfunded Loan Portion; and

(ii)	all losses or expenses incurred by the Funding Entity in respect of its funding of a Funded Loan Portion (including all coûts de rupture as such term is defined in the Funding Agreement),

in each such case which are incurred directly by reason of the liquidation or redeployment (at not less than a market rate) of deposits or other funds acquired or contracted to be acquired by such Lender or the Funding Entity or in un-winding, breaking, terminating, closing out, cancelling, substituting or replacing or modifying any such deposits; and

(iii)
where the Fixed Rate applies, all losses and expenses pursuant to any hedging agreement or other swap or similar arrangements entered into for the purposes of or in connection with making, continuing to make or maintaining any portion of the principal amount of the Loan or pursuant to or in connection with the CIRR, in any such case in the maximum amount specified in paragraph (c) below (“Funding Losses”) and in each case which are incurred by any Lender or the Funding Entity as a direct result of any of the following events (each a “Funding Losses Event”):

(A)
any total or partial cancellation of the Commitments by or attributable to the Borrower if such cancellation is made or occurs later than the date on which the Borrower issues the Drawing Request (which has not been withdrawn pursuant to Clause 2.6 (Delayed Delivery));

(B)
after the date on which the Borrower issues the Drawing Request, any failure of the Loan to be made in accordance with the Drawing Request, other than (I) if the Loan is made within five (5) Business Days of the Funding Date as contemplated by Clause 2.6 (Delayed Delivery) or (II) to the extent attributable to the relevant Lender’s gross negligence or wilful misconduct or the Funding Entity’s faute lourde or dol (as applicable);

(C)	any prepayment by the Borrower of all or any part of the Loan for any reason whatsoever (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan), except for:

(I)	where the Floating Rate applies, any prepayment made on an Interest Payment Date; and

(II)
irrespective of whether the Floating Rate or the Fixed Rate applies, any mandatory prepayment attributable solely to the fact that (I) the Funding Agreement is no longer in effect or (II) the COFACE Insurance Policy is no longer in full force and effect, is terminated or cancelled or is no longer valid, or it is suspended for more than six (6) months, in each case where the same is due to the faute lourde or dol of the relevant Lender;

(D)	any payment not being made on its due date, including following acceleration of the Loan; or

(E)	any prepayment not being made after a notice of prepayment has been provided to the Facility Agent pursuant to Clause 5.2 (Prepayment) or any other clause of this Agreement.

(b)
The Borrower shall make payment of all Funding Losses, on the later of the seventh (7th) Business Day after its receipt of a written notice of a Funding Losses Event from the Facility Agent (a “Funding Losses Notice”) and the effective date of the relevant Funding Losses Event, to the Facility Agent for the account of the Funding Entity and/or the relevant Lender, as applicable.

(c)	The amount of the Funding Losses payable by the Borrower shall be:

(i)
in respect of any Funded Loan Portion and the Funding Entity, the amount notified to the Funding Coordination Agent under clause 13.3(b) of the Funding Agreement and duly justified in accordance with clause 8.8(b) of the Funding Agreement, and, for the avoidance of doubt, no Funding Losses shall be payable to the Funding Entity (whether the Borrower has elected the Floating Rate or the Fixed Rate) in the case of a prepayment of the Loan on an Interest Payment Date;

(ii)	in respect of any Unfunded Loan Portion and a Lender, the amount by which:

(A)
interest calculated by applying the Floating Rate (whether the Borrower has elected the Floating Rate or the Fixed Rate) to the amount of such Lender’s participation in the Unfunded Loan Portion received or recovered by it (or which such Lender was entitled to have received or recovered under this Agreement, as the case may be) as a result of a Funding Losses Event which would be payable by the Borrower under this Agreement if (I) such Funding Losses Event had not occurred and (II) where the Fixed Rate applies, the Borrower had elected the Floating Rate, for the period starting on the date of such Lender’s receipt or recovery of such amount (or the date on which such Lender was entitled to receive or recover such amount, as the case may be) and ending on the last day of the applicable Interest Period (the “Relevant Period”)

exceeds

(B)
the amount which such Lender would be able to obtain by placing an amount equal to the amount received or recovered by it (or which it was entitled to have received or recovered, as the case may be) on deposit with a leading bank in the European interbank market for the Relevant Period; and

(iii)
where the Fixed Rate applies, since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the CIRR mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the CIRR and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below.  Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and

(A)	the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)	if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

(d)
Any Funding Losses Notice with respect to Funding Losses suffered by a Finance Party shall include calculations in reasonable detail of the relevant amounts and set forth the relevant loss and expense.

(e)
If the Funding Entity suffers any Funding Losses, the Facility Agent shall, or shall procure that the Funding Agents shall, use reasonable efforts to obtain from the Funding Entity the reasonable details of the calculations of such Funding Losses and the related documentation required to be provided by the Funding Entity under clauses 13.3(b) and 8.8(b) of the Funding Agreement.  Solely if such details are provided by the Funding Entity shall they be provided to the Borrower together with the relevant Funding Losses Notice.

(f)
The Facility Agent shall notify the Borrower, in writing, of the amount of the Funding Losses due from the Borrower by sending a Funding Losses Notice to the Borrower as soon as is reasonably practicable after the occurrence of the relevant Funding Losses Event and after it has received notice of the amount of Funding Losses calculated by the Funding Entity, the relevant Lender or the French Authorities, as applicable.

6.7	Increased Capital Costs

(a)
If, after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or the Funding Entity or any Person controlling such Lender or the Funding Entity, as the case may be, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or the Loan made by such Lender or the refinancing by the Funding Entity under the Funding Agreement, as applicable, is reduced to a level below that which such Lender, the Funding Entity or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by the Facility Agent to the Borrower, the Borrower shall immediately pay directly to such Lender or the Funding Entity, as the case may be, additional amounts sufficient to compensate such Lender, the Funding Entity or such controlling Person, as applicable, for such reduction in rate of return.

(b)
Any notice pursuant to paragraph (a) above shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof and (ii) set forth the amount of such lowered return, and, with respect to the Funding Entity, shall be accompanied by a copy of any relevant notice and supporting documentation provided by the Funding Entity (and received by the Facility Agent, directly or through the Funding Agents) under clause 16.2 (Réclamations) of the Funding Agreement.  If the Facility Agent (directly or through the Funding Agents) has not received such relevant notice and/or supporting documentation from the Funding Entity in accordance with the Funding Agreement, the Facility Agent (directly or through the Funding Agents) shall request the same from the Funding Entity for purposes of this paragraph (b).

(c)	In determining such amount, such Lender or the Funding Entity, as the case may be, may use any method of averaging and attribution that it shall, subject to paragraph (b) above, deem applicable.

(d)
Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(e)
Failure or delay on the part of any Lender or the Funding Entity to demand compensation pursuant to this Clause 6.7 (Increased Capital Costs) shall not constitute a waiver of such Lender’s or the Funding Entity’s, as applicable, right to demand such compensation.

6.8	Taxes

(a)
All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder and any other Finance Documents (including, for the avoidance of doubt, under any Fee Letters) shall be made free and clear of and without deduction for any Covered Taxes.

(b)
In the event that any withholding or deduction from any payment to be made by the Borrower hereunder or under any other Finance Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(i)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)
promptly (and in any event within thirty (30) days) forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

(iii)
pay to the Facility Agent for the account of the Lenders or the Funding Entity (as applicable) such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender and/or the Funding Entity (as applicable) will equal the full amount such Lender and/or the Funding Entity (as applicable) would have received had no such withholding or deduction been required.

(c)
If any Covered Taxes are directly asserted against the Facility Agent, any Lender or the Funding Entity with respect to any payment received or paid by the Facility Agent, such Lender or the Funding Entity hereunder or under any other Finance Document, the Facility Agent, such Lender or the Funding Entity (as applicable) may pay such Covered Taxes and the Borrower will, promptly after (and in any event within five (5) Business Days of) demand, pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such Person would have received had no such Covered Taxes been asserted.

(d)
If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders or the Funding Entity (as applicable) the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders and the Funding Entity (as applicable) for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender or the Funding Entity as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender or the Funding Entity, as applicable, to provide timely notice to the Borrower (directly or through the Facility Agent) of the assertion of a liability related to the payment of Covered Taxes).  For purposes of this Clause 6.8 (Taxes), a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(e)
For the avoidance of doubt with respect to paragraphs (b), (c) and (d) above, the underlying payments to be made by the Borrower hereunder or under any other Finance Document to or for the account of the Funding Entity are the relevant amounts expressed to be payable to or for the benefit of the Funding Entity in this Agreement or in the other Finance Documents, as applicable (including any such expression achieved by the specific incorporation by reference herein of the provisions of the Funding Agreement).

(f)	If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this

Clause 6.8 (Taxes) or by reason of any payment made on account of Tax by the Borrower pursuant to Clause 6.5 (Increased Loan Costs, etc.), such Lender shall in its absolute discretion use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

(g)	Each Lender agrees with the Borrower and the Facility Agent that it will:

(i)	in the case of a Lender organised under the laws of a jurisdiction other than the United States:

(A)
provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any New Lender, on or prior to the date of the relevant assignment), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate;

(B)	notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to clause (A) above are no longer accurate and true in all material respects; and

(C)
provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender hereunder and under the other Finance Documents are exempt from withholding under FATCA; and

(ii)
in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender, provided that the Lender is legally able to deliver such forms, certificates or other documents.

(h)
For any period with respect to which a Lender (or New Lender) has failed to provide the Borrower with the applicable forms described in paragraph (g) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an New Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or New Lender) shall not be entitled to the benefits of this Clause 6.8 (Taxes) with respect to Covered Taxes imposed by reason of such failure.

(i)
Without prejudice to the foregoing, all consideration expressed to be payable under a Finance Document by any party thereto to a Finance Party shall be deemed to be exclusive of any VAT.  If VAT is chargeable on any supply made by any Finance Party to another party in connection with a Finance Document, that party shall pay to such Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (subject to such Finance Party having provided an appropriate VAT invoice to such party) or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by article 56 of the European Directive 2006/112/EC and any relevant Tax provision of the jurisdiction in which such party receives such supply.

(j)
Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also at the same time pay and indemnify such Finance Party against all VAT incurred by such Finance Party in respect of the costs or expenses to the extent that such Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment of full VAT incurred.  In case such Finance Party is entitled to benefit from partial recovery of VAT incurred, it shall be indemnified and held harmless by the reimbursing party against the portion of VAT that it or any other member of the group of which it is a member for VAT purposes has not recovered or for which it has not benefited from a credit.

(k)	Each party to this Agreement shall, within ten (10) Business Days of a reasonable request by another party hereto:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
with effect from 2014, supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the U.S. Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party’s compliance with FATCA.

(l)
If any party to this Agreement confirms to another party hereto pursuant to paragraph (k)(i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(m)	If a party to this Agreement fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (k) above, then:

(i)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that party failed to confirm its applicable “passthru payment percentage” then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is one hundred per cent. (100%), until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

6.9	Reserve Costs

(a)
Without in any way limiting the Borrower’s obligations under Clause 6.5 (Increased Loan Costs, etc.), the Borrower shall, on and after the date the Borrower elects the Floating Rate pursuant to Clause 5.3(b) (Election of Interest Rate), if applicable, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

(i)	the principal amount of the Loan outstanding on such day; and

(ii)
the remainder of (i) a fraction, the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one (1) minus any increase after the Disbursement Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (ii) such numerator; and

(iii)	1/360.

(b)
Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof and (ii) set forth the applicable reserve percentage.

6.10	Payments

(a)
Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement and the other Finance Documents shall be made by the Borrower to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Facility Agent shall be made not later than 3:00 p.m. (Paris time) on the date due, in same day or immediately available funds, to such account as the Facility Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

(b)
The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in paragraph (a) above, deemed received) remit in same day funds to each Lender or such Lender’s designee its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim.

(c)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the Borrower’s obligations under the Finance Documents in the following order:

(i)	first, in or towards payment of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata among the relevant Finance Parties of any fees, costs, expenses or commission due but unpaid under this Agreement or the other Finance Documents;

(iii)	thirdly, in or towards payment pro rata among the relevant Finance Parties of any accrued interest due but unpaid under Clause 5.3(c) (Post-Maturity Rates);

(iv)	fourthly, in or towards payment pro rata among the relevant Finance Parties of any other accrued interest due but unpaid under this Agreement;

(v)	fifthly, in or towards payment pro rata among the Lenders of any principal due but unpaid under this Agreement; and

(vi)	sixthly, in or towards payment pro rata among the relevant Finance Parties of any other sum due to the Finance Parties but unpaid under the Finance Documents,

in each case in the inverse order of the maturity thereof, provided that the Facility Agent shall, if so directed by the Required Lenders, vary the order set out in clauses (ii) to (iv) above and, provided further that any such appropriation will override any appropriation made by the Borrower.

(d)
Whenever any payment to be made under any Finance Document shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (except that, if such next succeeding Business Day does not fall in the same calendar month as the original payment due date, then the relevant payment shall be made on the last Business Day in the calendar month of the original payment due date) and any such extension of time shall be included in computing interest and fees, if any, in connection with such payment.  If any payment date under a Finance Document is altered by the application of this paragraph (d), the subsequent payment date shall not be altered unless that subsequent payment date also requires alteration pursuant to the preceding sentence.

(e)
For any payment of principal, interest or Commitment Fees to be made by the Borrower under this Agreement, the Borrower shall procure that the Facility Agent receives (i) a SWIFT advice in the form of an MT 199 of such payment from the Borrower’s payment bank on or before the second (2nd) Business Day prior to the payment date and (ii) a written confirmation in the form of an MT 103 that such payment has been made from the Borrower’s payment bank by no later than 3:00 p.m. (Paris time) on the payment date.

6.11	No Double Counting

Any payment required to be made by the Borrower pursuant to any of Clauses 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8(c), (d), (i) or (j) (Taxes) or 6.9 (Reserve Costs) shall be calculated without double-counting under any other such Clauses, the payment of the Mandatory Cost or payment under any other provision of this Agreement, and on the basis that the Borrower shall not be liable to make any payment pursuant to any such Clause to the extent that such amount has been compensated under Clause 6.8 (Taxes) or would have been so compensated but for any exclusions applicable thereunder, is attributable to a Lender’s failure to satisfy its obligations under Clause 6.8(g) (Taxes) or is attributable to a Lender’s breach by its gross negligence or wilful misconduct, or the Funding Entity’s breach by its faute lourde or dol, as the case may be, of any applicable treaty, law, regulation or regulatory requirement.

6.12	Cancellation of Commitment or Prepayment of Affected Lender

If the Borrower shall be required to make any payment to any Lender pursuant to Clauses 6.4 (Market Disruption in respect of an Unfunded Loan Portion), 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes) or 6.9 (Reserve Costs), the Borrower shall be entitled at any time (so long as no Default and/or Mandatory Prepayment Event shall have occurred and be continuing) within one hundred and eighty (180) days after receipt of notice from such Lender of such required payment to cancel or prepay the affected portion of such Lender’s Commitment or participation in the Loan (as applicable), together with (in the case of prepayment) any accrued interest thereon through the date of such prepayment.

6.13	Funding Entity

If Caisse des Dépôts et Consignations is succeeded or otherwise replaced by another Person in its capacity as Funding Entity or assigns its role as Funding Entity to another Person, then, provided that no Default is continuing at the time of such succession, replacement or assignment, the Borrower’s obligations under Clauses 6.3 (Market Disruption in respect of a Funded Loan Portion), 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes) and 6.9 (Reserve Costs) or under any other provisions of the Finance Documents shall be no greater than had no such succession, replacement or assignment occurred.

6.14	Sharing of Payments

(a)
If a Lender (a “Recovering Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 6.10(a) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

(ii)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 6.10 (Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Party as its share of any payment to be made, in accordance with Clause 6.10 (Payments).

(b)
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Party) (the “Sharing Parties”) in accordance with Clause 6.10 (Payments) towards the obligations of the Borrower to the Sharing Parties.

(c)
On a distribution by the Facility Agent under paragraph (b) above of a payment received by a Recovering Party from the Borrower, as between the Borrower and the Recovering Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(d)	If any part of the Sharing Payment received or recovered by a Recovering Party becomes repayable and is repaid by that Recovering Party to the Borrower, then:

(i)
each Sharing Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Party for its proportion of any interest on the Sharing Payment which that Recovering Party is required to pay) (the “Redistributed Amount”); and

(ii)	as between the Borrower and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

(e)
This Clause 6.14 (Sharing of Payments) shall not apply to the extent that the Recovering Party would not, after making any payment pursuant to this Clause 6.14 (Sharing of Payments), have a valid and enforceable claim against the Borrower.

(f)	A Recovering Party is not obliged to share with any other Lenders any amount which the Recovering Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Lender of the legal or arbitration proceedings; and

(ii)
that other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

6.15	No Borrower Set-off

All payments required to be made by the Borrower under this Agreement and the other Finance Documents shall be made without set-off, deduction or counterclaim.

6.16	Finance Party Set-off

Upon the occurrence of an Event of Default or Mandatory Prepayment Event and while it is continuing, each Finance Party shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or monies of the Borrower then or thereafter maintained with such Finance Party (collectively, the “Borrower Amounts”); provided that any such appropriation and application shall be subject to the provisions of Clause 6.14 (Sharing of Payments).  If any Borrower Amount is in a different currency than the Obligations, the relevant Finance Party may convert such Borrower Amount at a market rate of exchange in its usual course of business for the purpose of the set-off.  Each Finance Party agrees promptly to notify the Borrower and the Facility Agent (unless such Finance Party is the Facility Agent) after any such set-off and application made by such Finance Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Finance Party under this Clause 6.16 (Finance Party Set-off) are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Finance Party may have.

6.17	Use of Proceeds

(a)	The proceeds of the Loan shall be applied in accordance with Clause 2.2 (Purpose).

(b)
Without prejudice to paragraph (a) above, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

7.	REPRESENTATIONS AND WARRANTIES

To induce the Finance Parties to enter into this Agreement and to make the Loan hereunder, the Borrower hereby represents and warrants to the Finance Parties as set forth in this Clause 7 (Representations and Warranties).

7.1	Organisation, etc.

The Borrower:

(a)	is a corporation validly organised and existing and in good standing under the laws of its jurisdiction of incorporation;

(b)
is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and

(c)
has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Finance Document to which it is a party and to perform the Obligations.

7.2	Due Authorisation, Non-Contravention, etc.

The execution, delivery and performance by the Borrower of this Agreement and each other Finance Document are within the Borrower’s corporate powers, have been duly authorised by all necessary corporate action and do not:

(a)	contravene the Borrower’s Organic Documents;

(b)	contravene any law or governmental regulation of any Applicable Jurisdiction, except as would not reasonably be expected to have a Material Adverse Effect;

(c)	contravene any court decree or order binding on the Borrower or any of its property, except as would not reasonably be expected to have a Material Adverse Effect;

(d)	contravene any contractual restriction binding on the Borrower or any of its property, except as would not reasonably be expected to have a Material Adverse Effect; or

(e)	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties, except as would not reasonably be expected to have a Material Adverse Effect.

7.3	Government Approval, Regulation, etc.

(a)
No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Finance Document (except for authorisations or approvals not required to be obtained on or prior to the Disbursement Date or that have been obtained or actions not required to be taken on or prior to the Disbursement Date or that have been taken).

(b)
The Borrower holds all governmental licenses, permits and other approvals (including Environmental Approvals) required to conduct its business as conducted by it on the date of this Agreement and on the Disbursement Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

7.4	Compliance with Laws

The Borrower is in compliance with all applicable laws, rules, regulations and orders, except (other than as described in paragraph (a) or (b) below) to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, which compliance includes:

(a)	the maintenance and preservation of the Borrower’s corporate existence (subject to the provisions of Clause 9.6 (Consolidation, Merger, etc.));

(b)	the maintenance of its qualification as a foreign corporation in the State of Florida, United States;

(c)
the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

(d)
compliance with all anti-money laundering and anti-corrupt practices laws and regulations applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the award or execution of this Agreement, the Construction Contract or any of the other Transaction Documents to which the Borrower is a party or the performance of any of the transactions contemplated hereby and/or thereby to the extent the same would be in contravention of such applicable laws and regulations; and

(e)	compliance with all applicable Environmental Laws.

7.5	Sanctions

The Borrower does not knowingly enter into, with any Person or body of Persons, transactions prohibited by any sanction imposed by the United Nations Security Council, the European Union, France and/or the United States.

7.6	Validity, etc.

Each Transaction Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof or thereof (as the case may be) may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

7.7	No Default, Event of Default or Mandatory Prepayment Event

No Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing.

7.8	Litigation

There is no action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened against the Borrower that (a) except as set forth in filings made by the Borrower with the SEC, in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (b) purports to affect the legality, validity or enforceability of the Finance Documents or the consummation of the transactions contemplated hereby.

7.9	The Purchased Vessel

Immediately following the delivery of the Purchased Vessel to the Borrower or one of the Borrower’s wholly-owned Subsidiaries as assignee, transferee or novatee under the Construction Contract, the Purchased Vessel will be:

(a)	legally and beneficially owned by the Borrower or one of the Borrower’s wholly-owned Subsidiaries;

(b)	registered in the name of the Borrower or one of the Borrower’s wholly-owned Subsidiaries under the Bahamian flag or such other flag reasonably acceptable to the Lenders and COFACE;

(c)	classed as required by Clause 8.4(b);

(d)	free of all recorded Liens;

(e)	insured against loss or damage in compliance with Clause 8.5 (Insurance), and

(f)	exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly-owned Subsidiaries.

7.10	Obligations rank pari passu; Liens

(a)	The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of the Borrower.

(b)	As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are not less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

7.11	Withholding, etc.

As at the date of this Agreement, no payment to be made by the Borrower under this Agreement or any other Finance Document is subject to any withholding or similar tax imposed by any Applicable Jurisdiction.

7.12	No Filing, etc. Required

No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Finance Documents (except for filings, recordings, registrations or payments not required to be made prior to the Disbursement Date or that have been made).

7.13	No Immunity

The Borrower is subject to civil and commercial law with respect to the Obligations.  Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

7.14	Investment Company Act

The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

7.15	Regulation U

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U.  Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Clause 7.15 (Regulation U) with such meanings.

7.16	Accuracy of Information

(a)
The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement and the other Finance Documents is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.

(b)
All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement and the other Finance Documents have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realised).

(c)
All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

7.17	Construction Contract

The Construction Contract is not suspended, repudiated, invalidated, terminated or cancelled (in whole or in part) and is otherwise in full force and effect and there are (to the best knowledge and belief of the Borrower) no circumstances which entitle any party to the Construction Contract to terminate the Construction Contract and there is no action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened in connection with the Construction Contract.

7.18	No Winding-up

The Borrower has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower’s knowledge and belief) threatened against it, for its bankruptcy, postponement of bankruptcy, financial restructuring, suspension of payments, a moratorium of any of its Indebtedness, winding-up, dissolution, administration, re-organisation (by way of voluntary arrangement, scheme of arrangement or otherwise), a composition, compromise, assignment or arrangement with any of its creditors or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, conservator, custodian, trustee or similar officer of it or all or a material part of its assets or revenues, except, in respect of any such action, steps or proceedings started or threatened against the Borrower, to the extent that the same would not have a Material Adverse Effect.

7.19	Repetition

The representations and warranties set forth in this Clause 7 (Representations and Warranties) are made by the Borrower on the date of this Agreement, and each such representation and warranty (other than as set forth in Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract)) is deemed to be made and given again by the Borrower on the date of the Drawing Request and on the Disbursement Date by reference to the facts and circumstances then existing.

8.	AFFIRMATIVE COVENANTS

The Borrower agrees with the Facility Agent and each Lender that, from the date hereof (or, in the case of Clauses 8.2(b) (Government Approvals and Other Consents), 8.4 (The Purchased Vessel) and 8.5 (Insurance), from the Disbursement Date) until all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Clause 8 (Affirmative Covenants).

8.1	Financial Information, Reports, Notices, etc.

The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

(a)
as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

(b)
as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

(c)
together with each of the statements delivered pursuant to the foregoing paragraph (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year, compliance with the covenants set forth in Clause 9.4 (Financial Condition) (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

(d)
as soon as possible after the occurrence of a Default or Mandatory Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Mandatory Prepayment Event (as the case may be) and, if it is continuing, the actions which the Borrower has taken and/or proposes to take with respect thereto;

(e)
as soon as practicable after the occurrence thereof, notice of any written amendment to or written modification of the Construction Contract that relates to (i) the amount of the Initial Basic Cash Contract Price, (ii) the date on which the Purchased Vessel is to be delivered or (iii) a decrease in the dimensions or capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by two per cent. (2%) or more;

(f)
as soon as available and in any event within thirty (30) days after the end of each calendar year, written confirmation of the then current amount of the Basic Cash Contract Price, the cumulated amount of effective Change Orders and utilised NYC Allowance;

(g)
as soon as the Borrower becomes aware thereof, notice of any suspension, repudiation, invalidation, termination or cancellation (in whole or in part) of the Construction Contract or any failure of the Construction Contract to otherwise be in full force and effect or any circumstances which entitle any party to the Construction Contract to terminate the Construction Contract or any action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened in connection with the Construction Contract.

(h)
as soon as reasonably practicable after the Borrower becomes aware thereof, notice of any Material Litigation, except to the extent that such Material Litigation is disclosed by the Borrower in its filings with the SEC;

(i)
promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

(j)
such other information regarding the condition or operations, financial or otherwise, of the Borrower or any of its Principal Subsidiaries as any Lender and/or the Funding Entity (through the Facility Agent or the Funding Agents (as applicable)) may from time to time reasonably request;

(k)
such other documentation and information as is requested by the Facility Agent (for itself or on behalf of any Lender and/or the Funding Entity) in order for the Facility Agent (or such Lender and/or the Funding Entity, as the case may be) to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations (including all applicable anti-money laundering and anti-corrupt practices laws and regulations) in connection with the transactions contemplated by this Agreement, the other Finance Documents and the Funding Agreement; and

(l)	such other documentation and information that COFACE may from time to time request,

provided that information required to be furnished to the Facility Agent under paragraphs (a), (b) and (h) of this Clause 8.1 (Financial Information, Reports, Notices, etc.) shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov; and provided further that the Facility Agent or the Funding Agents (as applicable) may disclose to COFACE and the Funding Entity the documentation and information received by or available to them pursuant to this Clause 8.1 (Financial Information, Reports, Notices, etc.) and any other documentation and information concerning the Borrower that COFACE may request from time to time or that the Funding Entity may reasonably request from time to time in connection with the Funding Agreement (subject, in all cases with respect to the Funding Entity, to the Funding Entity’s agreement to keep such information confidential on terms equivalent to those in Clause 13.15 (Confidentiality)).

8.2	Government Approvals and Other Consents

The Borrower will obtain and maintain (or cause to be obtained and maintained) all such governmental licenses, authorisations, consents, permits and approvals (including Environmental Approvals) as may be required for:

(a)	the Borrower to perform its obligations under this Agreement and the other Finance Documents; and

(b)
the operation of the Purchased Vessel in compliance with all applicable laws, except to the extent that the failure to obtain and/or maintain (or cause to be obtained and/or maintained) such governmental licenses, authorisations, consents, permits and approvals as may be required for the operation of the Purchased Vessel in compliance with all applicable laws does not and could not reasonably be expected to have a Material Adverse Effect.

8.3	Compliance with Laws, etc.

The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in paragraph (a) or (b) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include:

(a)	the maintenance and preservation of the Borrower’s corporate existence (subject to the provisions of Clause 9.6 (Consolidation, Merger, etc.));

(b)	the maintenance of its qualification as a foreign corporation in the State of Florida, United States;

(c)
the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

(d)
compliance with all anti-money laundering and anti-corrupt practices laws and regulations applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this Agreement, the Construction Contract or any of the other Transaction Documents to which the Borrower is a party to the extent the same would be in contravention of such applicable laws; and

(e)	compliance with all applicable Environmental Laws.

8.4	The Purchased Vessel

The Borrower will:

(a)
cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter (or sub-charter, as the case may be) out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one (1) year;

(b)	cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognised standing;

(c)	promptly upon delivery of the Purchased Vessel, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)	evidence as to the ownership of the Purchased Vessel by the Borrower or one of its wholly-owned Subsidiaries;

(ii)	evidence that the Purchased Vessel is registered under the Bahamian flag or such other flag reasonably acceptable to the Lenders and COFACE; and

(iii)	a copy of the Builder’s duly executed invoice for the Delivery Installment marked “Paid” and certified as a true and complete copy by an Authorised Officer;

(d)	within seven (7) days after delivery of the Purchased Vessel, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)	evidence of the class of the Purchased Vessel; and

(ii)	evidence as to all required insurance being in effect with respect to the Purchased Vessel in compliance with Clause 8.5 (Insurance).

8.5	Insurance

The Borrower, will or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained or caused to be maintained by the Borrower and the Subsidiaries and certifying as to compliance with this Clause 8.5 (Insurance).

8.6	Books and Records

The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

8.7	Cessation of Business

The Borrower will ensure that its principal business is and continues to be the operation of cruise vessels.

8.8	COFACE Insurance Policy Requirements

The Borrower shall, on the reasonable request of the Facility Agent, provide such other information as required under or in connection with the COFACE Insurance Policy as necessary to enable the Facility Agent to obtain the full support of COFACE pursuant to the COFACE Insurance Policy.  The Borrower must pay to the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the Facility Agent in connection with complying with a request by COFACE for any additional information necessary or desirable in connection with the COFACE Insurance Policy; provided that the Borrower is consulted before the Facility Agent incurs any such cost or expense (it being understood and agreed that such consultation shall not constitute grounds for the Borrower to not comply with the first sentence of this Clause 8.8 (COFACE Insurance Policy Requirements)).

8.9	Further Assurances

The Borrower shall, upon any reasonable request by the Facility Agent, timely execute and deliver (or procure that any other entity that is to survive any merger with the Borrower as contemplated by Clause 9.6(b)(ii) timely executes and delivers) to the Facility Agent any documents provided to the Borrower and reasonably required to be executed and delivered by the Borrower in order to maintain the Funding Entity’s security with respect to the Funding Agreement, provided that any such documents shall be in form and substance reasonably acceptable to the Borrower (it being agreed that any such documents that are in substantially the same form as those signed by the Borrower pursuant to Clause 4.1(f) (Funding Entity’s Security) shall be acceptable to the Borrower).

9.	NEGATIVE COVENANTS

The Borrower agrees with the Facility Agent and each Lender that, from the date hereof until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Clause 9 (Negative Covenants).

9.1	Business Activities

The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date of this Agreement and other business activities reasonably related thereto.

9.2	Indebtedness

The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a)	Indebtedness secured by Liens permitted under paragraphs (b) to (p) of Clause 9.3 (Liens);

(b)	Indebtedness owing to the Borrower or any wholly owned direct or indirect Subsidiary of the Borrower;

(c)	Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the date hereof;

(d)
Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness secured by Liens permitted under paragraph (d) of Clause 9.3 (Liens), at any one time outstanding and not exceeding the greater of (determined at the time of creation of any such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) (i) three point five per cent. (3.5%) of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (ii) four hundred and fifty million Dollars ($450,000,000);

(e)	Existing Debt; and

(f)	obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes.

9.3	Liens

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including the Purchased Vessel), whether now owned or hereafter acquired, except:

(a)	Liens on the Purchased Vessel under the Mortgage;

(b)
Liens on the Other Vessel named “Brilliance of the Seas” existing as of the date hereof and securing the Existing Debt (and any Lien on such Other Vessel securing any refinancing of the Existing Debt, so long as such Other Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

(c)
Liens on assets (including shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the date of this Agreement) acquired after the date hereof (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (i) an Existing Principal Subsidiary or (ii) any other Principal Subsidiary which, at any time, after three (3) months after the acquisition of a Vessel, owns such Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (A) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (B) each such Lien is created within three (3) months after the acquisition of the relevant assets;

(d)
in addition to other Liens permitted under this Clause 9.3 (Liens), Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under paragraph (d) of Clause 9.2 (Indebtedness), at any one time outstanding and not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such indebtedness, as applicable) (i) three point five per cent. (3.5%) of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter or (ii) four hundred and fifty million Dollars ($450,000,000), provided that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such Indebtedness (determined at the time of the creation of any such Lien) shall not exceed two (2) times the aggregate principal amount of such Indebtedness (and for purposes of this paragraph (d), the fair market value of any assets shall be determined (A) in the case of any Vessel, by an Approved Appraiser selected by the Borrower and (B) in the case of any other assets, by an officer of the Borrower or by the board of directors of the Borrower);

(e)
Liens on assets acquired after the date hereof by the Borrower or any of its Subsidiaries (other than assets (i) acquired by any Subsidiary that is an Existing Principal Subsidiary or (ii) acquired by any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (A) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (B) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(f)
Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the date hereof so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(g)	Liens securing Government-related Obligations;

(h)
Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

(i)
Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

(j)	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(k)	Liens for current crew’s wages and salvage;

(l)
Liens arising by operation of law as the result of the furnishing of necessaries for the Purchased Vessel or any Other Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

(m)	Liens on the Purchased Vessel and/or any Other Vessel that:

(i)	secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)
were incurred in the course of or incidental to trading the Purchased Vessel and/or such Other Vessels (as applicable) in connection with repairs or other work to the Purchased Vessel and/or such Other Vessels (as applicable); or

(iii)	were incurred in connection with work to the Purchased Vessel and/or such Other Vessels (as applicable) that is required to be performed pursuant to applicable law, rule, regulation or order,

provided that, in each case described in this paragraph (m), such Liens are either (A) discharged in the ordinary course of business or (B) being diligently contested in good faith by appropriate proceedings;

(n)
normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;

(o)
Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business; and

(p)	Liens on cash or Cash Equivalents securing obligations in respect of Hedging Instruments permitted under Clause 9.2(f) or securing letters of credit that support such obligations.

9.4	Financial Condition

The Borrower will not permit:

(a)	the Net Debt to Capitalisation Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.

(b)	the Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; or

(c)
Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) four billion one hundred and fifty million Dollars ($4,150,000,000) plus (ii) fifty per cent. (50%) of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on 1 January 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

9.5	Investments

The Borrower will not permit any of the Principal Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person other than:

(a)	the Borrower or any direct or indirect wholly owned Subsidiary of the Borrower; and

(b)	other Investments by the Principal Subsidiaries in an aggregate amount not to exceed fifty million Dollars ($50,000,000) at any time outstanding.

9.6	Consolidation, Merger, etc.

The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person, except:

(a)
any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary of the Borrower, and the assets or stock (or other ownership interests) of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other Subsidiary of the Borrower or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Clause 9.7 (Asset Dispositions, etc.); and

(b)
so long as no Event of Default or Mandatory Prepayment Event has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)	after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to ninety per cent. (90%) of such Stockholders’ Equity immediately prior thereto; and

(ii)	in the case of a merger involving the Borrower where the Borrower is not the surviving entity:

(A)	the surviving entity shall have assumed in writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Finance Documents;

(B)
the Borrower shall have provided such documentation and information as is requested by the Facility Agent (for itself or on behalf of any Lender and/or, if the Funding Agreement is then in effect, the Funding Entity) in order for the Facility Agent (or such Lender and/or the Funding Entity, as the case may be) to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations (including all applicable anti-money laundering and anti-corrupt practices laws and regulations) in connection with the surviving entity; and

(C)	COFACE shall have consented to the merger.

9.7	Asset Dispositions, etc.

The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any material asset (including the Purchased Vessel, Other Vessels, accounts receivable and capital stock of Principal Subsidiaries) to any Person, except:

(a)	sales of assets (including Vessels) so long as at the time of any such sale:

(i)
the aggregate net book value of all such assets sold during each Fiscal Year does not exceed an amount equal to the greater of (A) seven point five per cent. (7.5%) of Stockholders’ Equity as at the end of the last Fiscal Quarter, and (B) four hundred million Dollars ($400,000,000); and

(ii)
to the extent any asset has a fair market value in excess of fifty million Dollars ($50,000,000), the Borrower or Subsidiary selling such asset receives consideration therefor at least equal to the fair market value thereof (as determined in good faith by (A) in the case of any Vessel, the board of directors of the Borrower and (B) in the case of any other asset, an officer of the Borrower or its board of directors);

(b)	sales of capital stock of any Principal Subsidiary of the Borrower so long as a sale of all of the assets of such Subsidiary would be permitted under the foregoing paragraph (a);

(c)	sales of capital stock of any Subsidiary other than a Principal Subsidiary;

(d)	sales of other assets in the ordinary course of business; and

(e)	sales of assets between or among the Borrower and Subsidiaries of the Borrower.

9.8	Transactions with Affiliates

The Borrower will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Borrower and its Subsidiaries and among the Borrower’s Subsidiaries) unless such arrangement or contract is on an arms’-length basis, provided that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed fifty million Dollars ($50,000,000), such contracts or arrangements shall not be subject to this Clause 9.8 (Transactions with Affiliates).

9.9	Construction Contract

The Borrower will not amend or modify any term or condition of the Construction Contract that relates to (a) the type, size or capacity of the Purchased Vessel or its ability to comply with applicable laws (including Environmental Laws), (b) the Cash Contract Price, any element thereof or the way in which the Cash Contract Price or any element thereof is determined or (c) the delivery date of the Purchased Vessel or the way in which such delivery date is determined, in any such case in a manner which, in the reasonable opinion of the Lenders after consultation with COFACE and (if the Funding Agreement is then in effect) the Funding Entity, has or could reasonably be expected to have a Material Adverse Effect, except where such amendment or modification (i) shall have been consented to by the Required Lenders after consultation with COFACE and (if the Funding Agreement is then in effect) the Funding Entity or (ii) relates to a decrease in the dimensions or capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by less two per cent. (2%).

10.	EVENTS OF DEFAULT

10.1	Listing of Events of Default

Each of the following events or occurrences described in this Clause 10.1 (Listing of Events of Default) shall constitute an “Event of Default”.

(a)	Non-Payment of Obligations

The Borrower shall default in the payment when due of any payment Obligation, unless:

(i)
in the case of any default in the payment of any principal amount of the Loan, such default is caused by an administrative or technical error and the payment is made within two (2) Business Days of its due date;

(ii)
in the case of any default in the payment of any interest on the Loan, payment is made within two (2) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent; and

(iii)
in the case of any default in the payment of any other amounts under any Finance Document, payment is made within ten (10) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent.

(b)	Breach of Warranty

Any representation or warranty of the Borrower made or deemed to be made hereunder (including in any documents delivered pursuant to Clause 4 (Conditions Precedent)) is or shall be incorrect in any material respect when made.

(c)	Non-Performance of Certain Covenants and Obligations

(i)
The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Finance Document (other than the covenants set forth in Clause 9.4 (Financial Condition) and the obligations referred to in paragraph (a) above) and such default shall continue unremedied for a period of five (5) days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

(ii)
The Borrower shall default in the due performance and observance of its obligations under Clause 5.1(c), it being provided that if the default consists of a payment default, the remedy periods provided in Clause 10.1(a) (Non-Payment of Obligations) shall apply.

(d)	Default on Other Indebtedness

(i)	The Borrower or any of its Principal Subsidiaries shall fail to pay:

(A)	any Indebtedness under the USD Facility Agreement; or

(B)
any Indebtedness that is outstanding in a principal amount of at least fifty million Dollars ($50,000,000) (or the equivalent in any other currency) in the aggregate (but excluding the Indebtedness hereunder),

(hereinafter called the “Relevant Indebtedness”) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Relevant Indebtedness;

(ii)
any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any Relevant Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Relevant Indebtedness to cause such Relevant Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); or

(iii)
any such Relevant Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Relevant Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Relevant Indebtedness).

For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

(e)	Bankruptcy, Insolvency, etc.

The Borrower or any of the Principal Subsidiaries (or any of the Borrower’s other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect), or, in the case of clause (ii) below, the Borrower only, shall:

(i)	generally fail to pay, or admit in writing its inability to pay, its debts as they become due or permit

(ii)	enter into a binding settlement with all, or which is enforceable against each, of its creditors with respect to its Indebtedness;

(iii)
apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

(iv)
in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such thirty (30)-day period to preserve, protect and defend their respective rights under the Finance Documents;

(v)
permit or suffer to exist the commencement of any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for thirty (30) days undismissed, provided that the Borrower hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such thirty (30)-day period to preserve, protect and defend their respective rights under the Finance Documents; or

(vi)	take any corporate action authorising, or in furtherance of, any of the foregoing.

(f)	Cessation of Business

The Borrower ceases to carry on all or substantially all of its business.

(g)	Execution or Distress

Any execution, expropriation, attachment, sequestration or distress is levied against, or an encumbrancer takes possession of, all or a substantial part of the assets of the Borrower (a “Distress Event”) and such Distress Event continues for a period of thirty (30) Business Days, unless, upon the expiry of any such thirty (30) Business Day period if such Distress Event is still continuing, the Borrower demonstrates to the satisfaction of the Facility Agent that it is diligently and in good faith contesting such Distress Event by appropriate proceedings and that such Distress Event does not and could not reasonably be expected to have a Material Adverse Effect.

10.2	Action if Bankruptcy

If any Event of Default described in clauses (ii) to (iv) of Clause 10.1(e) (Bankruptcy, Insolvency, etc.) shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

10.3	Action if Other Event of Default

If any Event of Default (other than any Event of Default described in clauses (ii) to (iv) of Clause 10.1(e) (Bankruptcy, Insolvency, etc.) with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the outstanding principal amount of the Loan and all other Obligations to be immediately due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and all other Obligations shall be and become immediately due and payable, without further notice, demand or presentment.

11.	MANDATORY PREPAYMENT EVENTS

11.1	Listing of Mandatory Prepayment Events

Each of the following events or occurrences described in this Clause 11.1 (Listing of Mandatory Prepayment Events) shall constitute a “Mandatory Prepayment Event”.

(a)	Change in Ownership

Any Person other than a member of the Existing Group (a “New Shareholder”) shall acquire (whether through legal or beneficial ownership of capital stock, by contract or otherwise), directly or indirectly, effective control over more than thirty three per cent. (33%) of the Voting Stock and:

(i)
the members of the Existing Group have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) in the aggregate, directly or indirectly, effective control over fewer shares of Voting Stock than does such New Shareholder; and

(ii)
the members of the Existing Group do not collectively have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) the right to elect, or to designate for election, at least a majority of the Board of Directors of the Borrower.

(b)	Change in Board

During any period of twenty four (24) consecutive months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals:

(i)	who were members of said Board on the first day of such period;

(ii)	whose election or nomination to said Board was approved by a vote of at least two-thirds (⅔) of the members of said Board who were members of said Board on the first day of such period; or

(iii)	whose election or nomination to said Board was approved by a vote of at least two-thirds (⅔) of the members of said Board referred to in the foregoing clauses (i) and (ii).

(c)	Unenforceability

Any Finance Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Finance Document (a) identified as unenforceable in any opinion of the Borrower’s counsel provided pursuant to Clause 4 (Conditions Precedent) or (b) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for fifteen (15) days after notice thereof has been given to the Borrower by the Facility Agent.

(d)	Approvals

Any material license, consent, authorisation, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business in a given jurisdiction shall be revoked, withdrawn or otherwise cease to be in full force and effect unless the same would not have a Material Adverse Effect.

(e)	Non-Performance of Certain Covenants and Obligations

The Borrower shall default in the due performance and observance of any of the covenants set forth in Clause 6.17 (Use of Proceeds) or Clause 9.4 (Financial Condition).

(f)	Judgments

Any judgment or order for the payment of money in excess of fifty million Dollars ($50,000,000) shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

(i)
enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

(ii)	there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(g)	Condemnation, etc.

The Purchased Vessel shall be condemned or otherwise taken under colour of law or requisitioned and the same shall continue unremedied for at least twenty (20) days, unless such condemnation or other taking would not have a Material Adverse Effect.

(h)	Total Loss

The Purchased Vessel is or becomes a Total Loss and a period of one hundred eighty (180) days from the occurrence of the Total Loss has elapsed.  For purposes of this paragraph (h):

(i)	“Total Loss” means:

(A)	the actual total loss of the Purchased Vessel;

(B)	the constructive, compromised, agreed or arranged total loss of the Purchased Vessel;

(C)
any expropriation, confiscation, requisition, appropriation, forfeiture or acquisition of the Purchased Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any Person or Persons claiming to be or to represent a government or official authority (excluding a requisition for hire not involving a requisition of title); or

(D)	any arrest, capture, seizure, confiscation, restraint, disappearance or detention of the Purchased Vessel (including any hijacking or theft) other than as described in clause (C) above,

unless, in the case of clause (C) or (D) above, the Purchased Vessel is redelivered to the Borrower’s full control, possession and enjoyment before the date on which prepayment is required to be made under Clause 11.2 (Mandatory Prepayment); and

(ii)	a Total Loss shall be deemed to have occurred:

(A)
in the case of a Total Loss under clause (A) of the definition thereof, at 1:00 p.m. (Paris time) on the date of the actual loss of the Purchased Vessel or, if that is not known, on the date on which the Purchased Vessel was last heard from;

(B)
in the case of a Total Loss under clause (B) of the definition thereof, on the earlier of (I) the date on which a notice of abandonment is given to the insurers and (II) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Purchased Vessel’s insurers in which such insurers agree to treat the Purchased Vessel as a total loss; and

(C)
in the case of a Total Loss under clause (C) or (D) of the definition thereof, at 1:00 p.m. (Paris time) on the date on which the relevant event is expressed to take effect by the Person making the same.

(i)	Arrest

The Purchased Vessel shall be arrested and the same shall continue unremedied for at least twenty (20) days, unless such arrest would not have a Material Adverse Effect.

(j)	Sale of the Purchased Vessel

The Purchased Vessel is sold to a company which is not the Borrower or a wholly-owned Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or a wholly-owned Subsidiary of the Borrower) or any wholly-owned Subsidiary of the Borrower that owns the Purchased Vessel ceases to be a wholly-owned Subsidiary of the Borrower while it owns the Purchased Vessel.

(k)	Funding Agreement

The Funding Agreement is no longer in full force and effect or has been suspended, repudiated, terminated, cancelled, repaid, prepaid or accelerated in respect of any Lender (such Lender being an “affected Lender” for the purposes of Clause 11.2 (Mandatory Prepayment)), except where the same is due to a Lender’s voluntary repayment or prepayment thereof or due to the faute lourde or dol under the Funding Agreement of any Finance Party or a breach or an event of default thereunder which is attributable solely to a Finance Party (and, for the avoidance of doubt, the underlying cause for which is not attributable to the fault of the Borrower).

(l)	COFACE Insurance Policy

The COFACE Insurance Policy is no longer in full force and effect, is terminated or cancelled or is no longer valid, or it is suspended for more than six (6) months, to the extent that the same results in a Lender being obligated to make a mandatory prepayment of its borrowing under the Funding Agreement pursuant to clause 8.6 (Remboursement anticipé obligatoire en cas de résiliation, annulation ou suspension de la Police d’Assurance COFACE DGP) thereof (such Lender being an “affected Lender” for the purposes of Clause 11.2 (Mandatory Prepayment)).

(m)	Illegality for Lenders

It becomes unlawful in any applicable jurisdiction for any Lender (such Lender being an “affected Lender” for the purposes of Clause 11.2 (Mandatory Prepayment)) to perform its obligations as contemplated by this Agreement, any other Finance Document and/or the Funding Agreement.

(n)	Illegality for the Funding Entity

It becomes illegal for the Funding Entity to perform its obligations under the Funding Agreement with respect to any Lender (such Lender being an “affected Lender” for the purposes of Clause 11.2 (Mandatory Prepayment)).

11.2	Mandatory Prepayment

If any Mandatory Prepayment Event shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall, by notice to the Borrower and without prejudice to the Borrower’s obligations in Clause 6.6 (Funding Losses), require the Borrower to prepay in full on the date of such notice:

(b)
the Loan or (in the case of Clauses 11.1(k) (Funding Agreement), 11.1(l) (COFACE Insurance Policy), 11.1(m) (Illegality for Lenders) and 11.1(n) (Illegality for the Funding Entity)) each affected Lender’s participation in the Loan (as applicable);

(c)
all accrued and unpaid interest on the Loan or (in the case of Clauses 11.1(k) (Funding Agreement), 11.1(l) (COFACE Insurance Policy), 11.1(m) (Illegality for Lenders) and 11.1(n) (Illegality for the Funding Entity)) each affected Lender’s participation in the Loan (as applicable); and

(d)
all other Obligations payable to the Lenders or (in the case of Clauses 11.1(k) (Funding Agreement), 11.1(l) (COFACE Insurance Policy), 11.1(m) (Illegality for Lenders) and 11.1(n) (Illegality for the Funding Entity)) each affected Lender (as applicable) and the Funding Entity, and, in such event, the Borrower agrees to so pay all such amounts.

12.	THE FACILITY AGENT, MANDATED LEAD ARRANGERS AND DOCUMENTATION BANK

12.1	Appointment and Duties

(a)
Each Finance Party (other than the Facility Agent) hereby appoints Société Générale, as Facility Agent, as its agent under and for purposes of this Agreement and each other Transaction Document to which the Facility Agent is a party.

(b)
Each Finance Party (other than the Facility Agent) irrevocably authorises the Facility Agent to sign the Funds Flow Agreement and the relevant Fee Letters on behalf of such Finance Party and to act on behalf of such Finance Party under and in respect of this Agreement and each other Transaction Document to which it is a party, including by giving the payment instructions set forth in the Funds Flow Agreement, and, in the absence of other written instructions from the Required Lenders received from time to time by the Facility Agent (with respect to which the Facility Agent agrees that it will comply, except as otherwise provided in this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank), as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

(c)
The Facility Agent shall not be obliged to act on the instructions of any Finance Party or the Required Lenders if to do so would, in the opinion of the Facility Agent, be contrary to any provision of this Agreement, any other Transaction Document to which the Facility Agent is a party or the COFACE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose the Facility Agent to any actual or potential liability to any third party.

(d)	The Facility Agent’s duties under the Transaction Documents to which it is a party are solely mechanical and administrative in nature.

12.2	Indemnity

Without prejudice to the Borrower’s indemnity obligations hereunder, each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Facility Agent, pro rata according to such Lender’s Commitment, from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Facility Agent in any way relating to or arising out of this Agreement and any other Transaction Document or any action taken or omitted by the Facility Agent under this Agreement or any other Transaction Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Facility Agent’s gross negligence or wilful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses

(including reasonable counsel fees) incurred by the Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Facility Agent is not reimbursed for such expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Clause 12.2 (Indemnity) applies whether any such investigation, litigation or proceeding is brought by the Facility Agent, any Lender or any third party.  The Facility Agent shall not be required to take any action hereunder or under any other Transaction Document, or to prosecute or defend any suit in respect of this Agreement or any other Transaction Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction.  If any indemnity in favor of the Facility Agent shall be or become, in the Facility Agent’s determination, inadequate, the Facility Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

12.3	Funding Reliance, etc.

Each Lender shall notify the Facility Agent by 10:00 a.m. (Paris time), one (1) day prior to the advance of the Loan if it is not able to fund the following day.  Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 10:00 a.m. (Paris time), on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its percentage (based upon its Commitment) of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

12.4	Exculpation

The Facility Agent shall not be liable to any other Finance Party for any action taken or omitted to be taken by it under this Agreement or any other Transaction Document, or in connection herewith or therewith, except for the Facility Agent’s own gross negligence or wilful misconduct.  No director, officer, employee or agent of the Facility Agent shall be liable to any Finance Party other than the Facility Agent for any action taken or omitted to be taken by it under this Agreement or any other Transaction Document, or in connection herewith or therewith.  Without limitation of the generality of the foregoing, the Facility Agent:

(a)
may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts;

(b)
makes no warranty or representation to any other Finance Party and shall not be responsible to any other Finance Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c)
shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default, Event of Default or Mandatory Prepayment Event or to inspect the property (including the books and records) of the Borrower;

(d)
shall not be responsible to any other Finance Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

(e)
shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or electronic mail) believed by it to be genuine and signed or sent by the proper party or parties; and

(f)	shall have no responsibility to the Borrower or any other Finance Party on account of:

(i)
the failure of another Finance Party or the Borrower to perform any of its obligations under this Agreement or any other Transaction Document or of the Funding Entity to perform any of its obligations under the Funding Agreement;

(ii)	the financial condition of the Borrower;

(iii)
the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any other Transaction Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any other Transaction Document; or

(iv)
the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any other Transaction Document or of any document executed or delivered pursuant to or in connection with any Transaction Document.

12.5	Successor/Replacement

(a)
Subject in all respects to the terms of the Funding Agreement, the Facility Agent may resign or be replaced as such at any time upon at least two (2) Business Days’ prior notice to the Borrower and all Lenders, and a successor Facility Agent (which shall also have become, previously or simultaneously, the successor Funding Paying Agent under the Funding Agreement if the Funding Agreement is then in effect) shall be appointed with the approval or at the request of the Funding Entity; provided that no such approval by the Funding Entity is required to be obtained if HSBC France is the successor Facility Agent or, for the avoidance of doubt, if the Funding Agreement is no longer in full force and effect.

(b)
Upon the Borrower’s receipt of notice of a proposed successor Facility Agent under paragraph (a) above, the Borrower shall, as soon as reasonably practicable and in any event within two (2) Business Days, advise the existing Facility Agent in writing whether the Borrower approves or objects to such proposed successor Facility Agent; provided that, if the Borrower fails to so advise the Facility Agent in writing within such two (2) Business Days, then the Borrower shall be deemed to have approved of such proposed successor Facility Agent.  Notwithstanding the foregoing, the Borrower’s approval is not required for HSBC France to become the successor Facility Agent, and the Borrower shall otherwise only have an approval right with respect to the first proposed successor Facility Agent (other than HSBC France) notified to the Borrower.  If the Borrower objects to such first proposed successor Facility Agent (other than HSBC France) notified to the Borrower, then such proposed successor Facility Agent shall not become the successor Facility Agent hereunder (unless the Borrower, after consultation with the existing Facility Agent (which consultation shall not be required of the Borrower), agrees to the contrary).

(c)
Any successor Facility Agent hereunder shall be entitled to receive from the resigning or otherwise replaced Facility Agent such documents of transfer and assignment as such successor Facility Agent or (if the Funding Agreement is then in effect) the Funding Entity may request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning or otherwise replaced Facility Agent, and the resigning or otherwise replaced Facility Agent shall be discharged from its duties and obligations under this Agreement.

(d)	After any resigning or otherwise replaced Facility Agent’s resignation or replacement hereunder as the Facility Agent, the provisions of:

(i)
this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

(ii)	Clause 13.5 (Payment of Costs and Expenses) and Clause 13.6 (Indemnification) shall continue to inure to its benefit.

(e)
The Facility Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraphs (a) and (b) above) if, on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 6.8(k) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 6.8(k) or (l) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Lenders and the Borrower that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a party hereto will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party and that Lender, by notice to the Facility Agent, requires it to resign.

12.6	Loans by the Facility Agent

The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the other Finance Parties.  The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

12.7	Credit Decisions

Each Lender acknowledges that it has, independently of the Facility Agent and each other Finance Party, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Transaction Documents and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment or otherwise participate in the Loan.  Each Lender also acknowledges that it will, independently of the Facility Agent and each other Finance Party, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Transaction Document.

12.8	Copies, etc.

The Facility Agent shall give prompt notice to each Lender and (for as long as the Funding Agreement is in effect) the Funding Entity of each notice or request required or permitted to be given to the Facility Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders and/or the Funding Entity, as applicable, by the Borrower).  The Facility Agent will distribute to each Lender and (for as long as the Funding Agreement is in effect) the Funding Entity each document or instrument received for its account and copies of all other communications received by the Facility Agent from the Borrower for distribution to the Lenders and/or the Funding Entity, as the case may be, by the Facility Agent in accordance with the terms of this Agreement.

12.9	The Facility Agent’s Rights

The Facility Agent may (a) assume that all representations or warranties made or deemed repeated by the Borrower in or pursuant to this Agreement or any other Transaction Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary; (b) assume that no Default, Event of Default or Mandatory

Prepayment Event has occurred unless, in its capacity as Facility Agent, it has acquired actual knowledge to the contrary; (c) rely on any document or notice believed by it to be genuine; (d) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; (e) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate or other document signed by or on behalf of the Borrower; and (f) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of such exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until it has received from the Lenders any payment which it may require on account of, or any security which it may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

12.10	The Facility Agent’s Duties

(a)
The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any other Transaction Document by the Borrower and/or as to the existence of a Default, Event of Default and/or Mandatory Prepayment Event and (ii) inform the Lenders promptly of any Default, Event of Default and/or Mandatory Prepayment Event of which the Facility Agent has actual knowledge.

(b)
The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or actual knowledge of the occurrence of any Default unless a Lender, or the Borrower, shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent.  Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

(c)
The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

12.11	Employment of Agents

In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement, the Facility Agent shall be entitled to:

(a)
employ and pay agents to do anything which the Facility Agent is empowered to do under or pursuant to this Agreement or the other Transaction Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including Clause 13.5 (Payment of Costs and Expenses), the employment of such agents shall be for the Facility Agent’s account; and

(b)	to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other Person believed by the Facility Agent in good faith to be competent to give such opinion, advice or information.

12.12	Distribution of Payments

The Facility Agent shall pay promptly to the order of each Lender (or, if the Funding Agreement is in effect, directly to the Funding Entity on behalf of such Lender in accordance with the Funding Agreement) such Lender’s pro rata share of every sum of money received by the Facility Agent pursuant to this Agreement and the other Finance Documents (with the exception of any amounts which, by the terms of this Agreement or any Fee Letter, as the case may be, are payable to the Facility Agent for its own account or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for such Lender.

12.13	Reimbursement

The Facility Agent shall have no liability to pay any sum to a Lender (or to the Funding Entity on behalf of such Lender) until it has itself received payment of that sum.  If, however, the Facility Agent does pay any sum to a Lender (or to the Funding Entity on behalf of such Lender) on account of any amount prospectively due to such Lender (or to the Funding Entity on behalf of that Lender) pursuant to Clause 12.12 (Distribution of Payments) before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within five (5) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the other Finance Documents, as applicable, then that Lender will, on demand by the Facility Agent and without prejudice to the Borrower’s obligations hereunder, to the extent not prohibited by the Funding Agreement, refund to the Facility Agent an amount equal to the amount received by it (or paid to the Funding Entity on its behalf), together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the other Finance Documents, as applicable, and ending on the date on which the Facility Agent receives reimbursement.

12.14	Instructions

Where the Facility Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders, each of the Lenders shall provide the Facility Agent with instructions within three (3) Business Days of the Facility Agent’s request (which request may be made orally or in writing).  If a Lender does not provide the Facility Agent with instructions within that period, that Lender shall be bound by the decision of the Facility Agent.  Nothing in this Clause 12.14 (Instructions) shall limit the right of the Facility Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders, as applicable, if the Facility Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement and/or the other Finance Documents.  In that event, the Facility Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Clause 12.14 (Instructions).

12.15	Payments

All amounts payable to a Lender under this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank) shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

12.16	“Know your customer” Checks

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

12.17	No Fiduciary Relationship

Except as provided in Clause 12.12 (Distribution of Payments), the Facility Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other Person and nothing contained in this Agreement or any other Transaction Document shall constitute a partnership between any two or more Lenders or between the Facility Agent and any other Person.

12.18	The Mandated Lead Arrangers and the Documentation Bank

Except as specifically provided herein, none of the Mandated Lead Arrangers or the Documentation Bank has any obligations of any kind to any Person under or in connection with any Transaction Document.

13.	MISCELLANEOUS PROVISIONS

13.1	Waivers and Amendments

(a)
The provisions of this Agreement and the other Finance Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

(i)
contravene or be in breach of the terms of the COFACE Insurance Policy or the arrangements with Natixis DAI relating to the CIRR (if the Fixed Rate applies) or of the Funding Agreement shall be effective unless consented to by, as applicable, COFACE, Natixis DAI and/or the Funding Entity;

(ii)	modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(iii)	modify this Clause 13.1 (Waivers and Amendments) or change the definition of “Required Lenders” shall be effective without the consent of each Lender;

(iv)	increase the Commitment of any Lender shall be effective without the consent of such Lender;

(v)	reduce any fees described in Clause 5 (Repayment, Prepayments, Interest and Fees) payable to any Lender shall be effective without the consent of such Lender;

(vi)	extend the Longstop Date shall be effective without the consent of each Lender;

(vii)
extend the due date for, or reduce the amount of, any scheduled payment, repayment or prepayment of principal of or interest on the Loan or any other payment Obligation (or reduce the principal amount of or rate of interest on the Loan or any other payment Obligation) owed to any Lender shall be effective without the consent of such Lender;

(viii)	modify the currency in which any payment is to be made under any Finance Document shall be effective without the consent of each Finance Party who is to receive such payment; or

(ix)	affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be effective without consent of the Facility Agent.

(b)
The Borrower agrees to pay to the Facility Agent for its own account a fee in the amount of fifteen thousand Euros (EUR 15,000) for each waiver of or amendment (i) required to be made to the Finance Documents during the term of the Loan to correspond to changes to the Construction Contract, (ii) requested by the Borrower or (iii) required due to the occurrence of a Default.

(c)
The Borrower agrees to pay to the Funding Coordination Agent for its own account (or to the Facility Agent for the account of the Funding Coordination Agent) a fee in the amount of fifteen thousand Euros (EUR 15,000) for each waiver of or amendment required to be made to the Funding Agreement during the term of the Loan to correspond to (i) changes to the Construction Contract or (ii) waivers of or amendments to the Finance Documents requested by the Borrower and/or required due to the occurrence of a Default.

(d)
Neither the Borrower’s rights nor its obligations under the Finance Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the Funding Agreement or the COFACE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Finance Documents in accordance with their terms.

(e)	The Borrower agrees that, without the prior written consent of the Facility Agent, it shall not:

(i)
agree to any change (A) to the definition of “Repayment Date” under the USD Facility Agreement, (B) to the definition of “Business Day” under the USD Facility Agreement (but only to the extent the same would result in a change in the definition of “Repayment Date” under the USD Facility Agreement) or (C) that will result in a change of the payment dates of any amount of scheduled payments of principal or interest under clause 5.1(a) (as may be varied pursuant to clause 5.1(b)(ii)) or clause 5.3(d(i)(A)) of the USD Facility Agreement;

(ii)
agree to any change to the provisions of clause 7 (Representations and Warranties), clause 8 (Affirmative Covenants) and/or clause 9 (Negative Covenants) of the USD Facility Agreement but only to the extent those provisions are, as at the date of the Amendment and Restatement No.1, substantially the same in their terms, scope and effect as, respectively, the provisions of Clause 7 (Representations and Warranties), Clause 8 (Affirmative Covenants) and Clause 9 (Negative Covenants);

(iii)
agree to any change to the provisions of clause 10.1 (Listing of Events of Default) of the USD Facility Agreement but, with regards to clauses 10.1(a) (Non-Payment of Obligations), 10.1(b) (Breach of Warranty) and/or 10.1(c) (Non-Performance of Certain Covenants and Obligations) of the USD Facility Agreement, only to the extent the same concern breaches of or defaults under those provisions of the USD Facility Agreement which are, as at the date of the Amendment and Restatement No.1, substantially the same in their terms, scope and effect as the provisions of Clauses 10.1(a) (Non-Payment of Obligations), 10.1(b) (Breach of Warranty) and/or 10.1(c) (Non-Performance of Certain Covenants and Obligations);

(iv)
agree to any change to the provisions of clause 11.1 (Listing of Mandatory Prepayment Events) of the USD Facility Agreement but only to the extent those provisions are, as at the date of the Amendment and Restatement No.1, substantially the same in their terms, scope and effect as the provisions of Clause 11.1 (Listing of Mandatory Prepayment Events); and/or

(v)
agree to any change to the obligations to make pari-passu and  pro-rata payments under the Facility and the USD Facility as provided under Clause 5.1 (c) and under clause 5.1 (c) of the USD Facility Agreement.

13.2	Exercise of Remedies

No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Facility Agent or any Lender under this Agreement or any other Finance Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

13.3	Mitigation, Borrower Challenges, etc.

(a)
Each Lender agrees to use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the Funding Agreement, the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR), in consultation with the Borrower, to avoid any circumstances which arise and which would result in any Commitments becoming cancellable or amounts becoming payable or prepayable pursuant to Clauses 2.5 (Cancellation due to Lender Illegality), 2.7 (Automatic Cancellation), 6.4 (Market Disruption in respect of an Unfunded Loan Portion), 6.5 (Increased Loan Costs, etc.), 6.7 (Increased Capital Costs), 6.8(c), (d), (i) or (j) (Taxes), 6.9 (Reserve Costs), 11.1(m) (Illegality for Lenders) and/or 11.1(n) (Illegality for the Funding Entity), including using reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the Funding Agreement (if it then maintains a Funded Loan Portion), the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office, if such efforts would avoid such Commitments becoming cancellable or such amounts becoming payable or prepayable, provided that, in each such case, such efforts shall not, in the reasonable judgment of such Lender, be prejudicial or otherwise disadvantageous to such Lender and/or its Affiliates.

(b)	If the Borrower (acting reasonably) disagrees with any of:

(i)	the Funding Entity’s determination of EURIBOR in accordance with Clause 6.1(a);

(ii)	a claim by the Funding Entity under Clause 6.3(b);

(iii)	the notice or calculations of the Funding Entity provided pursuant to Clauses 6.5(b) or 6.7(b); or

(iv)	the details, calculations or supporting documentation in respect of Funding Losses of the Funding Entity provided pursuant to Clause 6.6(c) or (e),

then the Borrower shall promptly notify the Facility Agent thereof in writing with reasonable details of the Borrower’s position and the Facility Agent shall, subject to the terms of the Funding Agreement, use reasonable efforts to present the Borrower’s position and such details to the Funding Entity and shall revert to the Borrower with details of any responses from the Funding Entity.  Until such time as the Funding Entity shall revise its determination or withdraw its claim (as applicable), the Funding Entity’s initial determination shall apply and any claimed amount shall be payable by the Borrower in accordance with the terms of the relevant aforementioned Clauses.

(c)
For the avoidance of doubt, the Facility Agent shall not be required to take or omit to take any action pursuant to paragraph (a) or (b) above if it would put the Facility Agent in default under the Funding Agreement and/or the Funds Flow Agreement.

(d)
The Lenders shall not exercise any voluntary cancellation or voluntary prepayment rights under the Funding Agreement without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed).

13.4	Notices

(a)
All notices and other communications provided to any party hereto under this Agreement or any of the other Finance Documents shall be in writing, by facsimile or by electronic mail, shall be in the English language (or, if not in the English language, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation thereof will prevail unless the document is a constitutional, statutory or other official document) and shall be addressed, delivered or transmitted to such party at its following address, facsimile number or electronic mail address:

(i)	in the case of the Borrower:

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132-2096
U.S.A.

Attention:	Antje Gibson, Vice President and Treasurer
Tel:	+1 305 539 6440
Fax:	+1 305 539 0562
Email:	agibson@rccl.com

(ii)
in the case of the Facility Agent (and all notices and communications addressed to any Lender or Mandated Lead Arranger from any party other than the Facility Agent shall be delivered to the Facility Agent for forwarding to such Lender or Mandated Lead Arranger, as applicable):

Société Générale
189 rue d’Aubervilliers
75886 PARIS Cedex 18
France

Attention:	Sebastien Leocadie / Olivier Gueguen
Tel:	+33 (0)1 58 98 29 85 / +33 (0)1 42 13 07 52
Fax:	+33 (0)1 46 92 45 97
Email:	Sebastien.leocadie@sgcib.com / Olivier.gueguen@sgcib.com /
par-oper-fin-smo-ext@sgcib.com

and

Attention:	Alcina Aires / Murielle Bourdon
Tel:	+33 (0)1 58 98 06 85 / +33 (0)1 41 45 96 54
Fax:	+33 (0)1 46 92 45 98
Email:	alcina.aires@sgcib.com / murielle.bourdon@sgcib.com /
par-oper-caf-dmt6@sgcib.com

(iii)	in the case of the Documentation Bank:

BNP Paribas
Corporate Banking Europe – Export Finance
Commercial Support & Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75001 Paris
France

Attention:           Fabrice Pruvost / Patricia Di Mascio
Tel:                     +33 (0)1 43 16 81 51 / +33 (0)1 43 16 90 46
Fax:                     +33 (0)1 43 16 81 84
Email:                  fabrice.pruvost@bnpparibas.com / patricia.dimascio@bnpparibas.com

(iv)	in the case of each of the Mandated Lead Arrangers and Original Lenders, that identified with its name below:

(A)	BNP Paribas:

BNP Paribas
Corporate Banking Europe – Export Finance
Commercial Support & Loan Implementation
ACI: CHC02C1
37, Place du Marché Saint Honoré
75001 Paris
France

Attention:          Fabrice Pruvost / Patricia Di Mascio
Tel:                      +33 (0)1 43 16 81 51 / +33 (0)1 43 16 90 46
Fax:                      +33 (0)1 43 16 81 84
Email:                   fabrice.pruvost@bnpparibas.com / patricia.dimascio@bnpparibas.com

(B)	HSBC France:

HSBC France
109, avenue des Champs-Elysées
75419 PARIS Cedex 08

France

Attention:               Transaction Management Unit (TMU) Agency &
Operations
Frédéric Gache / Philippe Abonneau
Tel:                        +33 (0)1 40 70 20 45 / +33 (0)1 58 13 08 05
Fax:                        +33 (0)1 40 70 31 54 / +33 (0)1 40 70 23 68
Email:                       frederic.gache@hsbc.fr / philippe.abonneau@hsbc.fr

(C)	Société Générale:

Société Générale
189 rue d’Aubervilliers
75886 PARIS Cedex 18
France

Attention:                   Sebastien Leocadie / Olivier Gueguen
Tel:                              +33 (0)1 58 98 29 85 / +33 (0)1 42 13 07 52
Fax:                              +33 (0)1 46 92 45 97
Email:	Sebastien.leocadie@sgcib.com / Olivier.gueguen@sgcib.com /
par-oper-fin-smo-ext@sgcib.com

and

Attention:                   Alcina Aires / Murielle Bourdon
Tel:                         +33 (0)1 58 98 06 85 - +33 (0)1 41 45 96 54
Fax:                        +33 (0)1 46 92 45 98
Email:                        alcina.aires@sgcib.com / murielle.bourdon@sgcib.com /
  par-oper-caf-dmt6@sgcib.com

or, in the case of any Lender that is not an Original Lender, as set forth in the applicable Lender Transfer Certificate or Lender Assignment Agreement, or, in any case, at such other address, facsimile number or electronic mail address as may be designated by such party in a notice to the other parties.

(b)	Any notice:

(i)	if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received;

(ii)	if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; and

(iii)
subject to paragraph (c) below, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient in readable form (it being agreed that any electronic mail so acknowledged after 5:00 p.m. in the location of receipt shall be deemed to have been given on the following day).

(c)
Any communication to be made between any two parties under or in connection with this Agreement or any of the other Finance Documents may be made by electronic mail or other electronic means to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(d)
Subject to Clause 4.4 (Form of Conditions Precedent) and the proviso in Clause 8.1 (Financial Information, Reports, Notices, etc.), the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder, including all notices, requests, financial statements, financial and other reports, certificates and other materials, by transmitting the same to the Facility Agent in an electronic/soft medium in a format acceptable to the Facility Agent, promptly followed by an original thereof (unless the Facility Agent agrees otherwise); provided that any such items requested pursuant to Clause 8.1(j) or (k) shall be in a format acceptable to the Borrower and the Facility Agent and any such items requested pursuant to Clause 8.1(l) shall be in a format acceptable to COFACE.

13.5	Payment of Costs and Expenses

(a)
The Borrower agrees to pay on demand all reasonable and documented fees and expenses of the Finance Parties (including the reasonable and documented fees and out-of-pocket expenses of external counsel to the Finance Parties and of local counsel, if any, who may be retained by counsel to the Finance Parties; provided that the Borrower shall only be required to pay the fees of one collective counsel to the Finance Parties per relevant jurisdiction) in connection with (i) structuring the transactions contemplated hereby and (ii) the negotiation, preparation, review, printing and execution of this Agreement and the other Finance Documents and the completion of the transactions contemplated hereby and thereby, in each case whether or not the transactions contemplated hereby are consummated.

(b)	In addition, the Borrower agrees to pay the following:

(i)
the documented fees and out-of-pocket expenses of the Funding Entity for which the Finance Parties are responsible (directly or through the CDC Funding Agents) under clause 19 (Frais) of the Funding Agreement to the extent that they arise as a result of (A) any amendments, waivers, consents, supplements or other modifications to the Funding Agreement as may from time to time hereafter be (I) consented to, or requested, by the Borrower, (II) required to correspond to changes to the Construction Contract or waivers of or amendments to the Finance

Documents and/or (III) required due to the occurrence of a Default that is continuing and/or (B) a Default that is continuing; and

(ii)
the documented fees and out-of-pocket expenses of external counsel to the Finance Parties and of local counsel, if any, who may be retained by counsel to the Finance Parties (provided that, except after acceleration of the Obligations pursuant to Clause 10.3 (Action if Other Event of Default), the Borrower shall only be required to pay the fees of one collective counsel to the Finance Parties per relevant jurisdiction) in connection with (A) any amendments, waivers, consents, supplements or other modifications to this Agreement and/or the other Finance Documents as may from time to time hereafter be requested or required, (B) the Finance Parties monitoring the transactions contemplated hereby or preserving their rights under the Finance Documents and (C) the Finance Parties exercising remedies or otherwise enforcing their rights under the Finance Documents, in each case whether or not the transactions contemplated hereby are consummated.

(c)
The Borrower further agrees to pay, and to keep the Finance Parties harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder.

(d)
Without prejudice to paragraph (b) above, the Borrower agrees to reimburse the Finance Parties upon demand for all out-of-pocket expenses incurred by the Finance Parties in connection with (a) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (b) the enforcement of any Obligations.

13.6	Indemnification

(a)
The Borrower hereby indemnifies and holds harmless each Finance Party, the Funding Agents and each of their respective Affiliates and their (and their Affiliates’) respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including fees and disbursements of counsel, which must be reasonable so long as no Event of Default is continuing), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including in connection with any investigation, litigation or proceeding or the preparation of a defence in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the other Finance Documents, the Funding Agreement or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except (i) to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or wilful misconduct or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Finance Documents but for any exclusions applicable thereunder and (ii) with respect to claims, damages, losses, liability or expenses arising solely under the Funds Flow Agreement, to the extent the same are not attributable to the Borrower’s breach of the terms thereof.

(b)
In the case of an investigation, litigation or other proceeding to which the indemnity in this Clause 13.6 (Indemnification) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto.

(c)	Each Indemnified Party shall:

(i)	furnish the Borrower with prompt notice of any action, suit or other claim covered by this Clause 13.6 (Indemnification);

(ii)	not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent;

(iii)
cooperate fully in the Borrower’s defence of any such action, suit or other claim (provided that the Borrower shall reimburse such Indemnified Party for its out-of-pocket expenses incurred pursuant hereto, which must be reasonable so long as no Event of Default is continuing); and

(iv)	at the Borrower’s request, permit the Borrower to assume control of the defence of any such claim, other than regulatory, supervisory or similar investigations, provided that:

(A)	the Borrower acknowledges in writing its obligations to indemnify such Indemnified Party in accordance with the terms herein in connection with such claims;

(B)	the Borrower shall keep such Indemnified Party fully informed with respect to the conduct of the defence of such claim;

(C)	the Borrower shall consult in good faith with such Indemnified Party (from time to time and before taking any material decision) about the conduct of the defence of such claim;

(D)	the Borrower shall conduct the defence of such claim properly and diligently taking into account its own interests and those of such Indemnified Party;

(E)	the Borrower shall employ counsel reasonably acceptable to such Indemnified Party and at the Borrower’s expense; and

(F)	the Borrower shall not enter into a settlement with respect to such claim unless either:

(I)
such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of such Indemnified Party and contains a provision unconditionally releasing such Indemnified Party and each other Indemnified Party from, and holding all such Persons harmless against, all liability in respect of claims by any releasing party; or

(II)	such Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).

(d)
Notwithstanding the Borrower’s election to assume the defence of an action, suit or other claim pursuant to paragraph (c) above, the Indemnified Party shall have the right to employ separate counsel and to participate in the defence of such action, suit or claim and the Borrower shall bear the fees, costs and expenses of such separate counsel if:

(i)	the use of counsel chosen by the Borrower to represent such Indemnified Party would present such counsel with an actual or potential conflict of interest;

(ii)
the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnified Party and such Indemnified Party shall have concluded that there may be legal defences available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defences (in which case the Borrower shall not have the right to assume the defence of such action on such Indemnified Party’s behalf);

(iii)
the Borrower shall not have employed counsel reasonably acceptable to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action; or

(iv)	the Borrower authorises such Indemnified Party to employ separate counsel at the Borrower’s expense.

(e)
If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings;

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Indemnified Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Indemnified Party at the time of its receipt of that Sum.

13.7	Survival

The obligations of the Borrower under Clauses 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes), 6.9 (Reserve Costs), 13.5 (Payment of Costs and Expenses) and 13.6 (Indemnification) and the obligations of the Lenders under Clause 12.2 (Indemnity), shall in each case survive any termination of this Agreement and the payment in full of all Obligations.  The representations and warranties made by the Borrower in this Agreement shall survive the execution and delivery of this Agreement.

13.8	Severability

Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Finance Document or affecting the validity or enforceability of such provision in any other jurisdiction.

13.9	Execution in Counterparts

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

13.10	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

(a)
except to the extent permitted by Clause 9.6 (Consolidation, Merger, etc.), the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender, COFACE and (for as long as the Funding Agreement is in effect) the Funding Entity; and

(b)	the rights of sale, assignment and transfer of the Lenders are subject to Clause 13.11 (Lender Transfers, Assignments and Participations).

13.11	Lender Transfers, Assignments and Participations

Each Lender may transfer by novation all or any of its rights and obligations under the Finance Documents or assign all or any such rights or sell participations in its portion of the Loan or grant security over its rights under the Finance Documents to one or more other Persons in accordance with this Clause 13.11 (Lender Transfers, Assignments and Participations).

(a)	Transfers and Assignments

(i)
Any Lender, upon prior notice to COFACE and with the prior written consent of the Funding Entity (if the Funding Agreement is then in effect and if the transferee or assignee requires the benefit thereof), Natixis DAI (if the Loan is accruing interest at the Fixed Rate) and the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed), may at any time (and from time to time) transfer by novation all or any of its rights and obligations under the Finance Documents or assign all or any of its rights under the Finance Documents to any Person (including COFACE and any financial institution presented to the Lenders by the Borrower, which shall be subject to the approval of the Lenders (acting reasonably) and, if the Funding Agreement is then in effect, the Funding Entity) (any such transferee or assignee, as the case may be, a “New Lender”); provided that any New Lender (other than COFACE) shall, if the Fixed Rate applies, be eligible to benefit from the CIRR stabilisation.

(ii)	Notwithstanding clause (i) above, the consent of the Borrower shall not be required:

(A)
in the case of any transfer or assignment to COFACE, any other existing Lender or any Affiliate of any Lender (provided that, for a transfer or assignment to an Affiliate of any Lender occurring prior to the Disbursement Date, at least three (3) Business Days’ prior written notice shall be given to the Borrower); and/or

(B)	for any transfer or assignment during the continuation of a Default.

(iii)
The consent of the Borrower to a transfer or assignment shall be deemed to be given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth (5th) Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent.

(iv)	Notwithstanding the foregoing, the Borrower hereby expressly consents to the transfer or assignment to Natixis of up to ten per cent. (10%) of the Commitments as at the date of this Agreement.

(v)
Any transfer or assignment by a Lender under this paragraph (a) (other than a transfer or assignment to COFACE and/or where a Default is continuing and/or where the transfer or assignment is at the Borrower’s request) shall not result in an increase of the Borrower’s obligations under Clauses 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes) and 6.9 (Reserve Costs) or any other additional costs to the Borrower which the Borrower would not have been obligated to pay to the transferring or assigning Lender had the transfer or assignment (as the case may be) not occurred.

(b)	Procedure for Transfer or Assignment

(i)
The Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with the existing Lender in connection with the interests to be transferred or assigned to a New Lender until (i) such New Lender and the transferring/assigning Lender shall have executed and delivered to the Facility Agent a duly completed Lender Transfer Certificate or Lender Assignment Agreement, as applicable, (ii) the Facility Agent shall have executed such Lender

Transfer Certificate or Lender Assignment Agreement, as applicable, and (iii) the processing fee described in clause (viii) below shall have been paid.

(ii)	Subject to:

(A)	the Facility Agent performing all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the New Lender; and

(B)
the Facility Agent (after consultation with the Funding Entity (if the Funding Agreement is then in effect) and upon the Lenders’ instructions) being satisfied if the Funding Agreement is then in effect that the security in favour of the Funding Entity under the Funding Agreement will not be adversely affected by the proposed transfer/assignment and confirming that, simultaneously with the transfer/assignment:

(I)
the New Lender will have rights and/or obligations, as the case may be, of a borrower under the Funding Agreement equal in proportion to the rights and/or obligations hereunder being transferred or assigned to the New Lender; and

(II)
the New Lender’s rights under the Finance Documents and the COFACE Insurance Policy will be delegated, pledged or assigned, as applicable, in favour of the Funding Entity to the same extent as the Existing Lender’s rights thereunder immediately prior to such transfer/assignment, the Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Lender Transfer Certificate or Lender Assignment Agreement appearing on its face to comply with the terms of this Agreement, execute that Lender Transfer Certificate or Lender Assignment Agreement, as applicable, and promptly thereafter provide a copy thereof to the Borrower.

(iii)
For as long as the Funding Agreement is in effect, any transfer or assignment under this Clause 13.11 (Lender Transfers, Assignments and Participations) shall not be effective unless (A) the New Lender shall have rights and/or obligations, as the case may be, of a borrower under the Funding Agreement equal in proportion to the rights and/or obligations hereunder being transferred or assigned to the New Lender and (B) the New Lender’s rights under the Finance Documents and the COFACE Insurance Policy shall have been delegated, pledged or assigned, as applicable, in favour of the Funding Entity to the same extent as the Existing Lender’s rights thereunder immediately prior to such transfer/assignment.  In addition, any transfer or assignment under paragraph (a)(iv) above shall not be effective unless Natixis is named as a co-insured under the COFACE Insurance Policy.

(iv)
Any transfers or assignment must be in a minimum aggregate amount of fifteen million Euros (EUR 15,000,000) (or, if less, all of the existing Lender’s Commitment or portion of the Loan, as applicable).

(v)
From and after the date that the Facility Agent executes the Lender Transfer Certificate or Lender Assignment Agreement, as applicable, (A) the New Lender thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and/or obligations hereunder have been transferred or assigned to such New Lender in connection with such Lender Transfer Certificate or Lender Assignment Agreement, shall have the rights and/or obligations, as the case may be, of a Lender hereunder and under the other Finance Documents, and (B) the transferring/assigning Lender, to the extent that rights and/or obligations hereunder have been transferred or assigned by it, shall be released from its obligations hereunder and under the other Finance Documents.

(vi)
Except to the extent resulting from a change in law occurring after the date of a transfer or assignment (as the case may be), in no event shall the Borrower be required to pay to any New Lender any amount under Clauses 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes) or 6.9 (Reserve Costs) that is greater than the amount which it would have been required to pay had no such transfer or assignment been made.

(vii)
Each New Lender, by executing the relevant Lender Transfer Certificate or Lender Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the Transfer Date and that it is bound by that decision to the same extent as the existing Lender would have been had it remained a Lender.

(viii)
Any transferring/assigning Lender or the relevant New Lender must pay a processing fee to the Facility Agent upon delivery of any Lender Transfer Certificate or Lender Assignment Agreement in the amount of two thousand Euros (EUR 2,000) (and shall also reimburse the Facility Agent for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment, unless a Default is continuing, in which case the Borrower shall be liable for such costs, fees and expenses).  Natixis shall not be required to pay any such processing fee or costs, fees or expenses in connection with a transfer or assignment made pursuant to paragraph (a)(iv) above.

(c)	Limitation on Responsibility of Existing Lenders

(i)	Unless expressly agreed to the contrary, an existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(A)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(B)	the financial condition of the Borrower;

(C)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(D)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(ii)	Each New Lender confirms to the relevant existing Lender and the other Finance Parties that it:

(A)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the existing Lender in connection with any Finance Document; and

(B)
will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(iii)	Nothing in any Finance Document obliges any existing Lender to:

(A)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 13.11 (Lender Transfers, Assignments and Participations); or

(B)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

(d)	Participations

Any Lender may at any time sell to one or more commercial banks or other financial institutions participating interests in its portion of the Loan without informing, consulting with or obtaining the consent of any other party to the Finance Documents; provided that:

(i)	no participation contemplated in this paragraph (d) shall relieve such Lender from its obligations hereunder;

(ii)	such Lender shall remain solely responsible for the performance of its obligations hereunder;

(iii)
the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Finance Documents; and

(iv)
the Borrower shall not be required to pay any amount under Clauses 6.5 (Increased Loan Costs, etc.), 6.6 (Funding Losses), 6.7 (Increased Capital Costs), 6.8 (Taxes) or 6.9 (Reserve Costs) that is greater than the amount which it would have been required to pay had no participating interest been sold.

(e)	Lender Screen

The Facility Agent shall maintain in its internal data system an electronic file (the “Lender Screen”) identifying, at any time, (i) the then current Lenders, (ii) each such Lender’s then current Commitments or participations in the Loan, as the case may be, (iii) after the Disbursement Date, the amount of the then outstanding Loan owed to each such Lender and (iv) if applicable, the fact that such Lender acquired or sold its Commitments or participations in the Loan, as the case may be, pursuant to a Lender Transfer Certificate or Lender Assignment Agreement.  The entries on the Lender Screen shall be conclusive, absent manifest error.  Upon reasonable prior notice, the Facility Agent shall make a screen-shot of the Lender Screen available to the Borrower and/or any Finance Party.

(f)	Security Over Lenders’ rights

(iii)
In addition to the other rights provided to Lenders under this Clause 13.11 (Lender Transfers, Assignments and Participations), each Lender may at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including:

(A)	any charge, assignment or other security to secure obligations to its federal reserve or central bank;

(B)	upon at least three (3) Business Days’ prior written notice to the Borrower, any charge, assignment or other security to secure obligations of that Lender for the benefit of any of its Affiliates;

(C)	any delegation, pledge or assignment in favour of the Funding Entity in connection with the Funding Agreement; and

(D)
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, provided that any such charge, assignment or security shall:

(I)
be made only with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), except if it is made pursuant to clause (A), (B) or (C) above in which case no such consent shall be required;

(II)
not release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; and

(III)	not require any payments to be made by the Borrower or grant to any Person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

(ii)
Notwithstanding anything to the contrary herein, upon enforcement by the Funding Entity of any delegation, pledge or assignment described in clause (i)(C) above in accordance with its terms, all rights of the relevant Lender under the Finance Documents which are subject to that delegation, pledge or assignment (as applicable) shall be transferred ipso jure to the Funding Entity which shall become the direct beneficiary of the same without the need for any formality (including, for the avoidance of doubt, without the need to comply with the procedures provided in paragraph (a) or (b) above).

(iii)
Any Lender charging, assigning or otherwise creating security in or over any of its rights under the Finance Documents pursuant to this paragraph (f) or the relevant chargee, assignee or secured party (as applicable), other than the Funding Entity, shall reimburse the Facility Agent for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the relevant charge, assignment or other security.

(g)	Borrower’s Lender Replacement Rights

In respect of any Lender (an “affected Lender”), if the Commitments of such affected Lender become cancellable pursuant to Clause 2.5 (Cancellation due to Lender Illegality) or the Borrower is at any time required or entitled to cancel any Commitments of the affected Lender pursuant to Clause 6.12 (Cancellation of Commitment or Prepayment of Affected Lender) or prepay the affected Lender’s participation in the Loan pursuant to Clause 11.1(k) (Funding Agreement), Clause 11.1(m) (Illegality for Lenders) or Clause 11.1(n) (Illegality for the Funding Entity), the Borrower shall be entitled:

(i)
in the case of any such cancellation of Commitments, within thirty (30) days of receiving notice of the relevant underlying event (which shall be at least thirty (30) days prior to the Scheduled Delivery Date or, if the requirement to cancel is due to an illegality, such shorter period as is required by law); and

(ii)
in the case of any such prepayment, within thirty (30) days of receiving notice of the relevant underlying event or, if the requirement to prepay is due to an illegality, such shorter period as is required by law, and (so long as no Default has occurred and is continuing) without liability for the Borrower for any premium or penalties but subject to any liability for Funding Losses to the extent provided for in Clause 6.6 (Funding Losses), to request that the affected Lender shall, and the affected Lender shall, use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the Funding Agreement (if it then maintains a Funded Loan Portion), the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to:

(I)
with the Funding Entity’s approval and, if no Default has occurred and is continuing, in consultation with the Borrower, replace itself with one or more Affiliates and/or one or more other financial institutions (including any financial institution(s) presented to the Lenders by the Borrower, which must have a minimum rating of at least A- by Standard & Poor’s and/or A3 by Moody’s and must be approved by the Funding Entity); or

(II)
transfer its Commitment and its rights and obligations under this Agreement, the other Finance Documents, the COFACE Insurance Policy and (if it then maintains a Funded Loan Portion) the Funding Agreement to one or more unaffected Lenders, in each case in accordance with the terms of this Agreement and provided that such efforts would avoid such cancellation or prepayment and would not, in the reasonable judgment of the affected Lender, be prejudicial or otherwise disadvantageous to the affected Lender and/or its Affiliates.

This paragraph (g) is without prejudice to the Lenders’ obligations under Clause 13.3 (Mitigation, Borrower Challenges, etc.).

13.12	Other Transactions

Nothing contained herein shall preclude the Facility Agent or any other Finance Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Finance Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

13.13	COFACE Premium

(a)
The Borrower shall exclusively bear the cost of the COFACE Premium.  The Borrower shall pay the COFACE Premium to the Facility Agent (for the account of COFACE) with the proceeds of the disbursement of the Loan as specified in the Drawing Request.

(b)	Subject to paragraphs (c) and (d) below, the COFACE Premium shall be in an aggregate amount of two point three five per cent. (2.35%) of the aggregate of the amounts made available under the Facility as described in Clause 2.2(a)(i)(A) to (D). The estimated maximum amount of the COFACE Premium as of the date of this Agreement is set out in Clause 2.2(a)(ii).

(c)
The Borrower acknowledges that the maximum amount of the COFACE Premium set out in Clause 2.2(a)(ii) is based on the Maximum Loan Amount and the Final Maturity Date, and that the actual amount of the COFACE Premium will be equal to two point three five per cent. (2.35%) of the portion of the Loan which is actually borrowed by the Borrower in respect of the items listed in Clause 2.2(a)(i)(A) to (D).  The Borrower shall make payment of the actual amount of the COFACE Premium notwithstanding that such actual amount may be different from the estimated maximum amount set out in Clause 2.2(a)(ii).

(d)
If the Longstop Date is extended by agreement between the Borrower and the Lenders, the COFACE Premium may be redetermined by COFACE and notified to the Borrower by the Facility Agent, and any increase thereof shall be promptly paid by the Borrower to the Facility Agent with the Borrower’s own funds.

(e)
Notwithstanding the above, a minimum premium being, as of the date of this Agreement, in an amount of one thousand five hundred and fifteen Euros (EUR 1,515) shall be paid to COFACE by the Borrower in respect of the COFACE Insurance Policy upon the execution of the COFACE Insurance Policy.  Such amount shall remain the property of COFACE and is accordingly payable by the Borrower to COFACE in any event.

(f)
The Borrower acknowledges that the obligation to pay one hundred per cent. (100%) of the COFACE Premium out of, and subject to, the Disbursement (subject to paragraph (d) above) and to pay all other duly documented costs of COFACE incurred in connection with the COFACE Insurance Policy at the times required under the foregoing paragraphs of this Clause 13.13 (COFACE Premium) is absolute and unconditional.

(g)	If, following the Disbursement Date, the Borrower:

(i)
voluntarily prepays all or part of the Loan, COFACE will refund to the Facility Agent, for the account of the Lenders and ultimately the Borrower, eighty per cent. (80%) of the unexpired COFACE Premium, calculated in accordance with the following formula:

R = P x (1 – (1 / (1+2.35%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and the Final Maturity Date; and

P x (1 – (1 / (1+2.35%)) corresponds to the share of the financed COFACE Premium corresponding to P; and

(ii)
prepays all or part of the Loan for any reason other than a voluntary prepayment, the Facility Agent shall promptly request that COFACE refund to the Facility Agent, for the account of the Lenders and ultimately the Borrower, eighty per cent. (80%) of the unexpired COFACE Premium, calculated in accordance with the formula set out in clause (i) above, and in any such case, upon the Facility Agent’s receipt of any such reimbursement from COFACE, the full amount of such reimbursement shall be repaid by the Facility Agent to the Borrower.  For the avoidance of doubt, should the Facility Agent not receive any such reimbursement from COFACE, it shall have no payment obligations towards the Borrower.  However, the Facility Agent shall duly demand the payment of such reimbursement from COFACE in each case in which the right to such reimbursement arises under this paragraph (g).

(h)
Subject only to paragraph (g) above, the COFACE Premium is not refundable to the Borrower for any reason whatsoever and the portion of the Loan made for purposes of financing the COFACE Premium shall be repaid in full by the Borrower in accordance with the terms hereof.

13.14	Law and Jurisdiction

(a)	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall in all respects be governed by and construed in accordance with English law.

(b)	Jurisdiction

For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, each party hereto irrevocably submits to the jurisdiction of such courts.  The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 13.14 (Law and Jurisdiction), and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

(c)	Alternative Jurisdiction

Nothing contained in this Clause 13.14 (Law and Jurisdiction) shall limit the rights of the Finance Parties to commence any proceedings against the Borrower in any other court of competent jurisdiction, nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

(d)	Service of Process

Without prejudice to the rights of the Finance Parties to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 3, The Heights – Brooklands, Weybrige, Surrey KT13 0NY, England, Attention: General Counsel, and in any such event the Borrower shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 a.m. on the third (3rd) Business Day after posting by prepaid first class registered post.  If the appointment of the Person mentioned in this paragraph (d) ceases to be effective in respect of the Borrower, the Borrower shall immediately notify the Facility Agent and appoint a further Person in England to accept service of process on its behalf in England and, failing such appointment within fifteen (15) days, the Facility Agent shall be entitled, at the cost of the Borrower, to appoint such Person by notice to the Borrower.

(e)	Waiver of Immunity

To the extent that the Borrower may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Borrower irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

13.15	Confidentiality

(a)
Each party hereto (a “first party”) agrees to maintain the confidentiality of all non-public information provided to it by any other party hereto (a “second party”), and the first party shall not use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the second party, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the first party or its directors, officers, employees and agents or (b) was or becomes available on a non-confidential basis from a source other than the second party so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the second party; provided, however, that the first party may disclose such information without consulting with or obtaining the consent of any other party hereto:

(i)
at the request or pursuant to any requirement of any self-regulatory body, governmental, banking or taxation body, agency or official to which the first party is subject or in connection with an examination of the first party by any such authority, body, agency or official, including the Republic of France and any French Authority;

(ii)	pursuant to subpoena or other court process;

(iii)	when required to do so in accordance with the provisions of any applicable requirement of law or the rules of any relevant stock exchange;

(iv)	to the extent required in connection with any litigation, arbitration, administrative or other investigations, proceedings or disputes to which it may be party;

(v)	to rating agencies, auditors, insurance and reinsurance brokers, insurers and reinsurers;

(vi)	to the extent reasonably required in connection with the exercise of any remedy hereunder;

(vii)	to its independent auditors, counsel, and any other professional advisors who are advised of the confidentiality of such information;

(viii)
to any potential participant or transferee/assignee or any Affiliate thereof or any Person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any related participation or transfer/assignment, provided that such Person agrees to keep such information confidential to the same extent required of the first party hereunder;

(ix)	to any Person to whom or for whose benefit any Lender charges, assigns or otherwise creates security (or may do so) pursuant to Clause 13.11(f) (Security Over Lenders’ Rights);

(x)	in accordance with paragraph (b) below;

(xi)	as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the second party or any of its Subsidiaries is party with the first party;

(xii)
to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the first party hereunder;

(xiii)	to any other party to this Agreement;

(xiv)	to the Funding Agents and the Funding Entity;

(xv)	to the French Authorities and any Person to whom information is required or requested to be disclosed by the French Authorities; and

(xvi)	with the consent of the applicable second party.

(b) (i)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(A)	the Borrower’s name;

(B)	the Borrower’s country of domicile;

(C)	the Borrower’s place of incorporation;

(D)	the date of this Agreement;

(E)	the names of the Facility Agent, each Mandated Lead Arranger and the Documentation Bank;

(F)	the date of each amendment and/or restatement of this Agreement;

(G)	the amount of the total Commitments;

(H)	the currency of the Facility;

(I)	the type of the Facility;

(J)	the ranking of the Facility;

(K)	the Longstop Date and Final Maturity Date for the Facility;

(L)	changes to any of the information previously supplied pursuant to clauses (A) to (K) above; and

(M)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(ii)
The parties hereto acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(iii)	The Borrower represents that none of the information set out in clause (i)(A) to (M) above is, nor will it at any time be, unpublished price-sensitive information.

(iv)	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(A)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and

(B)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

(c)
Each of the parties hereto shall be responsible for any breach of this Clause 13.15 (Confidentiality) by any of its directors, officers or employees operating within the scope of his/her professional duties.

Schedule A

The Original Lenders and Commitments

Original Lender	Commitment (EUR)	Percentage

BNP Paribas	297,408,630	33⅓%

HSBC France	297,408,630	33⅓%

Société Générale	297,408,630	33⅓%

Schedule A-1

Schedule B

Repayment Schedule

Repayment Date	Loan Repayment Amount (EUR)	Loan Principal Outstanding (EUR)
29-Apr-16		713,780,712
29-Oct-16	29,740,863	684,039,849
29-Apr-17	29,740,863	654,298,986
29-Oct-17	29,740,863	624,558,123
29-Apr-18	29,740,863	594,817,260
29-Oct-18	29,740,863	565,076,397
29-Apr-19	29,740,863	535,335,534
29-Oct-19	29,740,863	505,594,671
29-Apr-20	29,740,863	475,853,808
29-Oct-20	29,740,863	446,112,945
29-Apr-21	29,740,863	416,372,082
29-Oct-21	29,740,863	386,631,219
29-Apr-22	29,740,863	356,890,356
29-Oct-22	29,740,863	327,149,493
29-Apr-23	29,740,863	297,408,630
29-Oct-23	29,740,863	267,667,767
29-Apr-24	29,740,863	237,926,904
29-Oct-24	29,740,863	208,186,041
29-Apr-25	29,740,863	178,445,178
29-Oct-25	29,740,863	148,704,315
29-Apr-26	29,740,863	118,963,452
29-Oct-26	29,740,863	89,222,589
29-Apr-27	29,740,863	59,481,726
29-Oct-27	29,740,863	29,740,863
29-Apr-28	29,740,863	-

Total	713 780 712

Schedule B-1

Schedule C

Form of Drawing Request

DRAWING REQUEST

From:         Royal Caribbean Cruises Ltd. (the “Borrower”)

To:            Société Générale, as Facility Agent (on behalf of the Lenders)

Date:           [●]

       Re: Facility Agreement for Hull No. A34 (the “Purchased Vessel”)

Dear Sirs,

We refer to the facility agreement dated 9 July 2013 (as amended from time to time, the “Facility Agreement”) and made between the Borrower, Société Générale as Facility Agent, BNP Paribas as Documentation Bank, BNP Paribas, HSBC France and Société Générale as Mandated Lead Arrangers and the Lenders that are parties thereto in respect of the Purchased Vessel.  Capitalised terms defined in the Facility Agreement have the same meanings herein.

1.           We refer to the Facility Agreement.  This is the Drawing Request.

2.           We wish to borrow the Loan on the following terms:

Proposed Disbursement Date/Effective Delivery Date:	[●] (or, if that is not a TARGET Day, the next TARGET Day);

Currency:	Euros;

Interest rate:	[Fixed][Floating] Rate; and

Amount:	EUR [●], being the aggregate of:

(a)	[●] (the “Builder Portion”), which is the aggregate of:

(i)	[●] in respect of the Initial Basic Cash Contract Price;

(ii)	[●] in respect of the Non-Exercise Premium; and

(iii)	[●] in respect of Change Orders (other than Borrower-Paid Change Orders) effected in accordance with the terms of the Construction Contract;

(b)	[●] (the “Borrower Portion”), which is the aggregate of:

  Schedule C-1

(i)	[●] in respect of Borrower-Paid Change Orders; and

(ii)	[●] in respect of the NYC Allowance; and

(c)	[●] (the “COFACE Premium Portion”) in respect of the payment of the COFACE Premium to the Facility Agent for the account of COFACE.

3.           The proceeds of the Loan shall be credited as follows:

(a)	the Builder Portion shall be paid directly to the Builder, in accordance with clause 2.2(a)(i)(A), (B) and (C)(I) of the Facility Agreement, at the following account:

[Builder’s account details];

(b)	the Borrower Portion shall be paid to the Borrower, in accordance with clause 2.2(a)(i)(C)(II) and (D) of the Facility Agreement, at the following account:

[Borrower’s account details]; and

(c)
the COFACE Premium Portion shall be paid to the Facility Agent for the account of COFACE, in accordance with clause 2.2(a)(ii) and clause 13.13 (COFACE Premium) of the Facility Agreement, at the following account:

[Facility Agent’s account details],

and such payments shall be deemed for all purposes as the Loan having been made to the Borrower.

4.           We confirm that, as of the date of this Drawing Request and on the Disbursement Date:

(a)
each of the representations and warranties set forth in clause 7 (Representations and Warranties) (other than clause 7.10(b) (Obligations rank pari passu; Liens), clause 7.11 (Withholding, etc.) and clause 7.17 (Construction Contract) of the Facility Agreement remains true and correct by reference to the facts and circumstances now existing;

(b)
no Default, Event of Default or Mandatory Prepayment Event, and no event which (with the expiry of a grace period, the giving of notice or both) will become a Mandatory Prepayment Event, has occurred and is continuing or is reasonably likely to occur upon the disbursement of the Loan;

(c)	the Construction Contract has not been suspended, repudiated, invalidated, terminated or cancelled (in whole or in part) and is otherwise in full force and effect;

(d)	at least twenty per cent. (20%) of the Cash Contract Price (inclusive of the Initial Basic Cash Contract Price, [the Non-Exercise Premium,] all Change Orders

  Schedule C-2

(including Borrower-Paid Change Orders) and the aggregate utilised NYC Allowance) has been paid by the Borrower to the Builder in accordance with the terms of the Construction Contract;

(e)
the Borrower has paid an amount equal to the Borrower Portion to the Builder for (i) Borrower-Paid Change Orders in accordance with the second sentence of article V(6) of the Construction Contract and (ii) the utilised NYC Allowance in accordance with article II(3A) and appendix C of the Construction Contract;

(f)	the Non-Yard Costs have been properly supplied, installed and completed, as applicable, in accordance with the terms of the Construction Contract;

(g)	no Lien, other than the Mortgage, is recorded over the Purchased Vessel, and

(h)	[the drawing request under the USD Facility Agreement has been duly delivered to the USD Facility Agent and a copy of such drawing request is attached to this Drawing Request.] 1

5.	Attached to this Drawing Request is the evidence establishing the average rate of currency hedges entered into by the Borrower for payment in Dollars of the Non-Yard Costs.

6.
This Drawing Request is irrevocable (except by operation of clause 2.6 (Delayed Delivery) of the Facility Agreement, which shall not affect any election [herein][in the initial Drawing Request] of the interest rate applicable to the Loan).

7.	This Drawing Request is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

ROYAL CARIBBEAN CRUISES LTD.

By: _________________________
Name:
Title:

________________

1 To be deleted if the USD Facility has been cancelled in full pursuant to clause 2.4 (Voluntary Cancellation), 2.5 (Cancellation due to Lender Illegality) or 2.7 (Automatic Cancellation) of the USD Facility Agreement.

Schedule C-3

Schedule D

Form of Lender Transfer Certificate

To:           Société Générale, as Facility Agent (the “Facility Agent”)

Cc:	Royal Caribbean Cruises Ltd., as Borrower (the “Borrower”)

From:	[Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”)

Dated:           [●]

       Royal Caribbean Cruises Ltd. – Facility Agreement for Hull No. A34

1.
We refer to the facility agreement dated 9 July 2013 (as amended from time to time, the “Facility Agreement”) and made between the Borrower, the Facility Agent, BNP Paribas as Documentation Bank, BNP Paribas, HSBC France and Société Générale as Mandated Lead Arrangers and the Lenders that are parties thereto.  Capitalised terms defined in the Facility Agreement have the same meanings herein.

2.	This is a Lender Transfer Certificate.

3.	We refer to clause 13.11 (Loan Transfers, Assignments and Participations) of the Facility Agreement and agree that:

(a)
the Existing Lender transfers to the New Lender by novation, and in accordance with clause 13.11 (Loan Transfers, Assignments and Participations) of the Facility Agreement, all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participation(s) in the Loan under the Facility Agreement as specified in the Schedule attached hereto;

(b)	the proposed Transfer Date is [●]; and

(c)
the Lending Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 13.4(a) (Notices) of the Facility Agreement are set out in the Schedule attached hereto.

4.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 13.11(c) (Limitation on Responsibility of Existing Lenders) of the Facility Agreement [and confirms that it is eligible to benefit from the CIRR stabilisation]1.

1 Only if the Fixed Rate applies.

  Schedule D-1

5.
This Lender Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Lender Transfer Certificate.

6.	This Lender Transfer Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

7.	This Lender Transfer Certificate has been entered into on the date stated at the beginning of this Lender Transfer Certificate.

Schedule D-2

THE SCHEDULE

Rights and obligations to be transferred

[insert relevant details regarding the Commitments/Loan]

[Lending Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                                                                                     [New Lender]

By: _______________________                                                      By: _______________________
Name:                                                                                          Name:

This Lender Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Société Générale, as Facility Agent

By: _______________________
Name:

Schedule D-3

Schedule E

Form of Lender Assignment Agreement

To:           Société Générale, as Facility Agent (the “Facility Agent”)

Cc:	Royal Caribbean Cruises Ltd., as Borrower (the “Borrower”)

From:	[Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”)

Dated:           [●]

       Royal Caribbean Cruises Ltd. – Facility Agreement for Hull No. A34

1.
We refer to the facility agreement dated 9 July 2013 (as amended from time to time, the “Facility Agreement”) and made between the Borrower, the Facility Agent, BNP Paribas as Documentation Bank, BNP Paribas, HSBC France and Société Générale as Mandated Lead Arrangers and the Lenders that are parties thereto.  Capitalised terms defined in the Facility Agreement have the same meanings herein.

2.	This is a Lender Assignment Agreement.

3.	We refer to clause 13.11 (Loan Transfers, Assignments and Participations) of the Facility Agreement and agree that:

(a)
the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participation(s) in the Loan under the Facility Agreement as specified in the Schedule attached hereto;

(b)
the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Facility Agreement specified in the Schedule attached hereto; and

(c)
the New Lender becomes a party to the Finance Documents as a Lender under the Facility Agreement and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

4.           The proposed Transfer Date is [●].

5.	On the Transfer Date, the New Lender becomes a party to the Finance Documents as a Lender under the Facility Agreement.

    Schedule E-1

6.
The Lending Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 13.4(a) (Notices) of the Facility Agreement are set out in the Schedule attached hereto.

7.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 13.11(c) (Limitation on Responsibility of Existing Lenders) of the Facility Agreement [and confirms that it is eligible to benefit from the CIRR stabilisation]3.

8.
This Lender Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 13.11 (Loan Transfers, Assignments and Participations) of the Facility Agreement, the Borrower of the assignment referred to in this Lender Assignment Agreement.

9.
This Lender Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Lender Assignment Agreement.

10.	This Lender Assignment Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11.	This Lender Assignment Agreement has been entered into on the date stated at the beginning of this Lender Assignment Agreement.

3	Only if the Fixed Rate applies.

Schedule E-2

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details regarding the Commitments/Loan]

[Lending Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                                                                                     [New Lender]

By: _______________________                                                   By: _______________________
Name:                                                                                         Name:

This Lender Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Lender Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

Société Générale, as Facility Agent

By: _______________________
Name:

  Schedule E-3

SIGNATURE PAGE (1 OF 2)

FACILITY AGREEMENT
(Hull No. A34)

This Agreement has been signed on the date set forth at the beginning of this Agreement.

The Borrower

ROYAL CARIBBEAN CRUISES LTD.

By: _________________________
Name:
Title:

The Facility Agent

SOCIÉTÉ GÉNÉRALE

By: _________________________
Name:
Title:

The Documentation Bank

BNP PARIBAS

By: _________________________
Name:
Title:

SIGNATURE PAGE (2 OF 2)

FACILITY AGREEMENT
(Hull No. A34)

The Mandated Lead Arrangers

BNP PARIBAS

By: _________________________
Name:
Title:

HSBC FRANCE

By: _________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By: _________________________
Name:
Title:

The Original Lenders

BNP PARIBAS

By: _________________________
Name:
Title:

HSBC FRANCE

By: _________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By: _________________________
Name:
Title:

SIGNATURE PAGE (1 OF 2)

AMENDMENT AND RESTATEMENT AGREEMENT TO THE FACILITY AGREEMENT DATED 9 JULY 2013
(Hull No. A34)

This Agreement has been signed on the date set forth at the beginning of this Agreement.

The Borrower

ROYAL CARIBBEAN CRUISES LTD.

By: /s/ Olivier Challine
Name: Olivier Challine
Title: Attorney-in-Fact

The Facility Agent

SOCIÉTÉ GÉNÉRALE

By: /s/ Isabelle Seneca
Name: Isabelle Seneca
Title: Director Export Finance

The Mandated Lead Arrangers

BNP PARIBAS

By: /s/ Jean-Philippe Poirier	By: /s/ Irene Paschalidis
Name: Jean-Philippe Poirier	Name: Irene Paschalidis
Title: Export Finance	Title: Export Finance

HSBC FRANCE

By: /s/ Virginie Gode	By: /s/ Gilles Pinot de Villechenon
Name: Virginie Gode	Name: Gilles Pinot de Villechenon
Title: Director Export Finance	Title: Head of Export Finance

SOCIÉTÉ GÉNÉRALE

By: /s/ Isabelle Seneca
Name: Isabelle Seneca
Title: Director Export Finance

SIGNATURE PAGE (2 OF 2)

AMENDMENT AND RESTATEMENT AGREEMENT TO THE FACILITY AGREEMENT DATED 9 JULY 2013
(Hull No. A34)

The Lenders

BNP PARIBAS

By: /s/ Jean-Philippe Poirier	By: /s/ Irene Paschalidis
Name: Jean-Philippe Poirier	Name: Irene Paschalidis
Title: Export Finance	Title: Export Finance

HSBC FRANCE

By: /s/ Virginie Gode	By: /s/ Gilles Pinot de Villechenon
Name: Virginie Gode	Name: Gilles Pinot de Villechenon
Title: Director Export Finance	Title: Head of Export Finance

SOCIÉTÉ GÉNÉRALE

By: /s/ Isabelle Seneca
Name: Isabelle Seneca
Title: Director Export Finance

NATIXIS

By: /s/ Jamin Matthieu	By: /s/ David Bonnefoy
Name: Jamin Matthieu	Name: David Bonnefoy
Title: Director SEF	Title: Head of SEF